As filed with the Securities and Exchange Commission on October 18, 2010

                                                     Registration No. 333-165726
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 4

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MEIGUO VENTURES I, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                              6770                        27-1485512
(State or Other Jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)       Identification Number)

                     28248 North Tatum Blvd., Suite B-1-434
                            Cave Creek, Arizona 85331
                                 (602) 300-0432
          (Address and telephone number of principal executive offices and principal place of business)

            David W. Keaveney, President and Chief Executive Officer
                     28248 North Tatum Blvd., Suite B-1-434
                            Cave Creek, Arizona 85331
                                 (602) 300-0432
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               David E. Wise, Esq.
                                 Attorney at Law
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                                 (210) 558-2858
                           (210) 579-1775 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered        Registered (1)       per Share (2)        Offering Price       Registration Fee (3)
------------------------------------------------------------------------------------------------------------
Common Stock,              3,132,559             $0.01               $31,325.59              $2.23
$.0001 par value
------------------------------------------------------------------------------------------------------------
Totals                     3,132,559             $0.01               $31,325.59              $2.23
============================================================================================================


(1) Represents shares of common stock offered for resale by shareholders of record beginning when this Registration Statement becomes effective. The selling shareholders' shares are restricted from sale until this Registration Statement is effective; provided, however, that after this Registration Statement is effective, at such time as we become aware that our entry into a Business Combination Transaction has become probable, we shall file an amendment to this Registration Statement with the SEC, which will again restrict the selling shareholders from sale. If the potential Business Combination Transaction is not consummated, the selling shareholders may sell their shares again. If the Business Combination Transaction is consummated, we shall file a post-effective amendment to this registration statement with the SEC. After the effective date of the amendment to this Registration Statement the shares can be sold freely again. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling shareholders and any broker-dealers participating in the distributions of the shares are considered to be "underwriters" within the meaning of Section 2(11) of the Securities Act.

(2)  This price was arbitrarily determined by us.
(3) Estimated solely for the purpose of calculating the registration fee under Rule 457 (0) of the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"0) OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS OFFERING IS A RESALE OF SECURITIES INITIALLY SOLD AT $0.01 PER SHARE AND IS BEING CONDUCTED PURSUANT TO RULE 419 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SELLING SHAREHOLDERS HAVE EACH ENTERED INTO AN ESCROW AGREEMENT. IF AND WHEN ANY SALE OF SECURITIES IS MADE BY A SELLING STOCKHOLDER PRIOR TO OUR ENTRY INTO A MERGER, ACQUISITION OR SIMILAR TRANSACTION (HEREINAFTER COLLECTIVELY REFERRED TO AS A "BUSINESS COMBINATION TRANSACTION"), THE SECURITIES BEING SOLD AND THE PURCHASE PRICE FOR THE SECURITIES BEING SOLD (THE PURCHASERS OF THOSE SHARES ARE HEREINAFTER REFERRED TO AS THE "PURCHASERS") SHALL BE PLACED INTO ESCROW WITH AN INSURED DEPOSITORY INSTITUTION.

WHEN WE BECOME AWARE THAT OUR ENTRY INTO A BUSINESS COMBINATION TRANSACTION HAS BECOME PROBABLE, WE SHALL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT WITH THE SEC SUSPENDING THIS OFFERING, AND SHALL NOTIFY THE SELLING SHAREHOLDERS THAT THIS OFFERING IS BEING SUSPENDED. IF THE POTENTIAL BUSINESS COMBINATION TRANSACTION IS NOT CONSUMMATED, THIS OFFERING SHALL BE CONTINUED, AND THE SELLING SHAREHOLDERS MAY SELL SHARES AGAIN PURSUANT TO THIS OFFERING.

WHEN WE HAVE ENTERED INTO AN AGREEMENT FOR A BUSINESS COMBINATION TRANSACTION WITH ONE OR MORE BUSINESSES (THE "TARGETS"), WE SHALL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT AND SEND THE PURCHASERS, IF ANY, EXTENSIVE INFORMATION WITH RESPECT TO THE TARGETS INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS, AND EACH PURCHASER SHALL HAVE A PERIOD OF FORTY FIVE (45) BUSINESS DAYS AFTER THE EFFECTIVE DATE OF THAT AMENDMENT (THE END OF SUCH PERIOD, THE "DEADLINE") IN WHICH TO INFORM US IF HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION. IF A PURCHASER INFORMS US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, WE SHALL RELEASE THE SHARES PURCHASED BY HIM, HER OR IT TO HIM, HER OR IT AND RELEASE FROM ESCROW THE FUNDS HE, SHE OR IT PAID FOR SUCH SHARES, PLUS ANY INTEREST OR DIVIDENDS WHICH HAVE BEEN PAID THEREON DURING THE PERIOD WHILE SUCH FUNDS WERE HELD IN ESCROW, TO THE SELLING STOCKHOLDER FROM WHOM HE, SHE OR IT PURCHASED THOSE SHARES. IF A PURCHASER FAILS TO INFORM US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, HIS, HER OR ITS ESCROW FUNDS, PLUS ANY INTEREST OR DIVIDENDS THEREON, SHALL BE RETURNED TO HIM, HER OR IT WITHIN FIVE (5) BUSINESS DAYS AFTER THE FORTY FIFTH (45TH) BUSINESS DAY FOLLOWING THE EFFECTIVE DATE OF THAT AMENDMENT, AND HIS, HER OR ITS SHARES SHALL BE RETURNED TO THE SELLING STOCKHOLDER FROM WHOM HE, SHE OR IT PURCHASED HIS, HER OR ITS SHARES.

SUBSEQUENT TO CONSUMMATING SUCH BUSINESS COMBINATION TRANSACTION AND THE EFFECTIVE DATE OF THE AMENDMENT TO THIS REGISTRATION STATEMENT, WE WOULD NO LONGER BE DEEMED TO BE A SHELL COMPANY, AND SHARES COULD BE TRANSFERRED WITHOUT COMPLYING WITH THE PROVISIONS OF RULE 419.

IF ANY SELLING SHAREHOLDERS SOLD ANY SHARES TO PURCHASERS, AND WE HAVE NOT CONSUMMATED A BUSINESS COMBINATION TRANSACTION WITHIN EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL ESCROW FUNDS SHALL BE RETURNED TO THE PURCHASERS, AND ALL OF THE SHARES HELD IN ESCROW SHALL BE RETURNED TO THE SELLING SHAREHOLDERS FROM WHOM THOSE PURCHASERS PURCHASED THEM. IN VIEW OF THE FACT THAT THE ESCROW FUNDS SHALL EITHER BE RELEASED TO THE

SELLING SHAREHOLDERS OR RETURNED TO THE PURCHASERS, WE SHALL NOT RECEIVE ANY FUNDS FROM THIS OFFERING.

IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING WITHIN 18 MONTHS AFTER THE DATE THE SEC DECLARES THIS REGISTRATION STATEMENT EFFECTIVE, NO FUNDS OR SECURITIES SHALL BE PLACED IN ESCROW, AND WE WILL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT WITH THE SEC REMOVING THE SHARES FROM REGISTRATION AND, SUBJECT TO THE NEXT PARAGRAPH, TERMINATING THIS OFFERING, IN WHICH EVENT THE SHARES CANNOT BE SOLD UNLESS THEY ARE REGISTERED OR UNLESS A VALID EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, WE MAY ENTER INTO A BUSINESS COMBINATION TRANSACTION AT ANY TIME, REGARDLESS OF WHETHER PRIOR TO, OR
SUBSEQUENT TO, EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING, AND DURING SAID 18 MONTH PERIOD WE BECOME AWARE THAT A BUSINESS COMBINATION IS PROBABLE, WE SHALL SUSPEND THIS OFFERING AND SHALL NOTIFY THE SELLING SHAREHOLDERS THAT THIS OFFERING HAS BEEN SUSPENDED. IF THE POTENTIAL BUSINESS COMBINATION TRANSACTION IS NOT CONSUMMATED BEFORE THE EIGHTEEN (18) MONTH PERIOD HAS EXPIRED, THIS OFFERING SHALL BE CONTINUED DURING THE EIGHTEEN MONTH STATUTORY PERIOD, AND THE SELLING SHAREHOLDERS MAY SELL SHARES AGAIN PURSUANT TO THIS OFFERING. IF THERE IS NO BUSINESS COMBINATION TRANSACTION AFTER THE EIGHTEEN (18) MONTH PERIOD, THEN THIS OFFERING SHALL BE
TERMINATED. IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, THEN AFTER WE CONSUMMATE A BUSINESS COMBINATION TRANSACTION, WE SHALL FILE A FORM 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING EXTENSIVE INFORMATION AS REQUIRED BY SEC REGULATIONS WITH RESPECT TO THE TARGET(S), INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS. SUBSEQUENT TO CONSUMMATING SUCH BUSINESS COMBINATION TRANSACTION, WE WOULD NO LONGER BE DEEMED TO BE A SHELL COMPANY, AND THE PROVISIONS OF RULE 419 WITH RESPECT TO ESCROW OF FUNDS, AND PURCHASERS' OPPORTUNITY TO RECEIVE A RETURN OF THEIR INVESTMENT FUNDS IF THEY DID NOT APPROVE OF THE ACQUISITION WOULD NOT BE APPLICABLE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2010

PROSPECTUS

                             MEIGUO VENTURES I, INC.

                        3,132,559 SHARES OF COMMON STOCK


     Meiguo Ventures I, Inc. is registering an aggregate of 3,132,559 shares of our common stock to be sold, from time to time, by one or more of the selling shareholders, none of whom is an officer or director of Meiguo Ventures I, Inc. We are not selling any of our shares pursuant to this prospectus and we will not receive any proceeds from the sale of the selling shareholders' shares. Accordingly, (1) there is no minimum amount of shares we must sell and (2) no money raised from the sale of the shares will be placed in escrow, trust or any other similar arrangement. Our securities are more fully described in the section of this prospectus titled "Description of Securities" on page 32.

     The selling shareholders and any broker/dealer executing sell orders on behalf of the selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

     Currently, no public market exists for our common stock. After we comply with Rule 419 and after entering into a merger, acquisition or similar transaction ("Business Combination Transaction"), we will seek to have a market maker publish quotations for our common stock on the OTC Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority. However, we have no agreement or understanding with any potential market maker to do so. We cannot assure you that a public market for our common stock will develop. Ownership of our common stock is likely to be an illiquid investment. Although all of our selling shareholders have entered into an escrow agreement, unless we determine that a sale satisfies the applicable "Blue Sky" laws the sale of our common stock is not permitted until the Business Combination Transaction is consummated in accordance with Rule 419. If our common stock becomes traded on the OTC Bulletin Board after we enter into a Business Combination Transaction, the sale price will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

     All certificates for shares currently have a restrictive legend and cannot be sold without registration or an exemption from registration. In order to comply with Rule 419 of the Securities Act, discussed in further detail below, all of our selling shareholders have entered into an escrow agreement. If a shareholder desires to sell his or her shares prior to our entering into a Business Combination Transaction, he or she must notify us so that we can then determine if the broker dealer arranged for the sale to comply with the applicable "Blue Sky" laws. All sales of our shares are still subject to the restrictions of the escrow agreement.

     This offering is a resale of securities initially sold at $0.01 a share and is being conducted pursuant to Rule 419 of the Securities Act. The selling shareholders have entered into an escrow agreement. If and when any sale of securities is made by a selling shareholder prior to our entry into a Business Combination Transaction, the securities and the purchase price for the securities (the purchasers of those shares are hereinafter referred to as the "Purchasers") shall promptly be placed into escrow with Wilmington Trust Company, an insured depository institution. When we have entered into an agreement for a Business Combination Transaction with one or more businesses, each Purchaser shall have a period of 45 business days after the effective date of that amendment in which to inform us whether he, she or it wishes (A) to remain an investor in our company subsequent to the closing of the Business Combination Transaction, in which event the securities shall be released from escrow to the Purchaser and the purchase price for those securities, plus any interest or dividends, shall be released from escrow to the selling shareholder, or (B) to receive the return of his, her or its escrow funds plus any interest or dividends, in which event the securities shall be returned to the selling shareholder.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 6.


     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                            __________________, 2010

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

THIS OFFERING IS A RESALE OF SECURITIES INITIALLY SOLD AT $0.01 PER SHARE AND IS BEING CONDUCTED PURSUANT TO RULE 419 OF THE SECURITIES ACT. THE SELLING SHAREHOLDERS HAVE EACH ENTERED INTO AN ESCROW AGREEMENT. IF AND WHEN ANY SALE OF SECURITIES IS MADE BY A SELLING SHAREHOLDER PRIOR TO OUR ENTRY INTO A MERGER, ACQUISITION OR SIMILAR TRANSACTION (HEREINAFTER COLLECTIVELY REFERRED TO AS A "BUSINESS COMBINATION TRANSACTION"), THE SECURITIES BEING SOLD AND THE PURCHASE PRICE FOR THE SECURITIES BEING SOLD (THE PURCHASERS OF THOSE SHARES ARE HEREINAFTER REFERRED TO AS THE "PURCHASERS") SHALL BE PLACED INTO ESCROW WITH AN INSURED DEPOSITORY INSTITUTION.

WHEN WE BECOME AWARE THAT OUR ENTRY INTO A BUSINESS COMBINATION TRANSACTION HAS BECOME PROBABLE, WE SHALL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT WITH THE SEC SUSPENDING THIS OFFERING, AND SHALL NOTIFY THE SELLING SHAREHOLDERS THAT THIS OFFERING IS BEING SUSPENDED. IF THE POTENTIAL BUSINESS COMBINATION TRANSACTION IS NOT CONSUMMATED, THIS OFFERING SHALL BE CONTINUED, AND THE SELLING SHAREHOLDERS MAY SELL SHARES AGAIN PURSUANT TO THIS OFFERING.

WHEN WE HAVE ENTERED INTO AN AGREEMENT FOR A BUSINESS COMBINATION TRANSACTION WITH ONE OR MORE BUSINESSES ("TARGETS"), WE SHALL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT AND SEND THE PURCHASERS, IF ANY, EXTENSIVE INFORMATION WITH RESPECT TO THE TARGETS INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS, AND EACH PURCHASER SHALL HAVE A PERIOD OF FORTY FIVE (45) BUSINESS DAYS AFTER THE EFFECTIVE DATE OF THAT AMENDMENT (THE END OF SUCH PERIOD, THE "DEADLINE") IN WHICH TO INFORM US IF HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION. IF A PURCHASER INFORMS US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, WE SHALL RELEASE THE SHARES PURCHASED BY HIM, HER OR IT TO HIM, HER OR IT AND RELEASE FROM ESCROW THE FUNDS HE, SHE OR IT PAID FOR SUCH SHARES, PLUS ANY INTEREST OR DIVIDENDS WHICH HAVE BEEN PAID THEREON DURING THE PERIOD WHILE SUCH FUNDS WERE HELD IN ESCROW, TO THE SELLING SHAREHOLDER FROM WHOM HE, SHE OR IT PURCHASED THOSE SHARES. IF A PURCHASER FAILS TO INFORM US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, HIS, HER OR ITS ESCROW FUNDS, PLUS ANY INTEREST OR DIVIDENDS THEREON, SHALL BE RETURNED TO HIM, HER OR IT WITHIN FIVE (5) BUSINESS DAYS AFTER THE FORTY FIFTH (45TH) BUSINESS DAY FOLLOWING THE EFFECTIVE DATE OF THAT AMENDMENT, AND HIS, HER OR ITS SHARES SHALL BE RETURNED TO THE SELLING SHAREHOLDER FROM WHOM HE, SHE OR IT PURCHASED HIS, HER OR ITS SHARES.

SUBSEQUENT TO CONSUMMATING SUCH BUSINESS COMBINATION TRANSACTION AND THE EFFECTIVE DATE OF THE AMENDMENT TO THIS REGISTRATION STATEMENT, WE WOULD NO LONGER BE DEEMED TO BE A SHELL COMPANY, AND SHARES COULD BE TRANSFERRED WITHOUT COMPLYING WITH THE PROVISIONS OF RULE 419.

IF ANY SELLING SHAREHOLDERS SOLD ANY SHARES TO PURCHASERS, AND WE HAVE NOT CONSUMMATED A BUSINESS COMBINATION TRANSACTION WITHIN EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL ESCROW FUNDS SHALL BE RETURNED TO THE PURCHASERS, AND ALL OF THE SHARES HELD IN ESCROW SHALL BE RETURNED TO THE SELLING SHAREHOLDERS FROM WHOM THOSE PURCHASERS PURCHASED THEM. IN VIEW OF THE FACT THAT THE ESCROW FUNDS SHALL EITHER BE RELEASED TO THE SELLING SHAREHOLDERS OR RETURNED TO THE PURCHASERS, WE SHALL NOT RECEIVE ANY FUNDS FROM THIS OFFERING.

IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING WITHIN 18 MONTHS AFTER THE DATE THE SEC DECLARES THIS REGISTRATION STATEMENT EFFECTIVE, NO FUNDS OR SECURITIES SHALL BE PLACED IN ESCROW, AND WE WILL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT WITH THE SEC REMOVING THE SHARES FROM REGISTRATION AND, SUBJECT TO THE NEXT PARAGRAPH, TERMINATING THIS OFFERING, IN WHICH EVENT THE SHARES CANNOT BE SOLD UNLESS THEY ARE REGISTERED OR UNLESS A VALID EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, WE MAY ENTER INTO A BUSINESS COMBINATION TRANSACTION AT ANY TIME, REGARDLESS OF WHETHER PRIOR TO, OR
SUBSEQUENT TO, EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING, AND DURING SAID 18 MONTH PERIOD WE BECOME AWARE THAT A BUSINESS COMBINATION IS PROBABLE, WE SHALL SUSPEND THIS OFFERING AND SHALL NOTIFY THE SELLING SHAREHOLDERS THAT THIS OFFERING HAS BEEN SUSPENDED. IF THE POTENTIAL BUSINESS COMBINATION TRANSACTION IS NOT CONSUMMATED BEFORE THE EIGHTEEN (18) MONTH PERIOD HAS EXPIRED, THIS OFFERING SHALL BE CONTINUED DURING THE EIGHTEEN MONTH STATUTORY PERIOD, AND THE SELLING SHAREHOLDERS MAY SELL SHARES AGAIN PURSUANT TO THIS OFFERING. IF THERE IS NO BUSINESS COMBINATION TRANSACTION AFTER THE EIGHTEEN (18) MONTH PERIOD, THEN THIS OFFERING SHALL BE
TERMINATED. IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, THEN AFTER WE CONSUMMATE A BUSINESS COMBINATION TRANSACTION, WE SHALL FILE A FORM 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING EXTENSIVE INFORMATION AS REQUIRED BY SEC REGULATIONS WITH RESPECT TO THE TARGET(S), INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS. SUBSEQUENT TO CONSUMMATING SUCH BUSINESS COMBINATION TRANSACTION, WE WOULD NO LONGER BE DEEMED TO BE A SHELL COMPANY, AND THE PROVISIONS OF RULE 419 WITH RESPECT TO ESCROW OF FUNDS, AND PURCHASERS' OPPORTUNITY TO RECEIVE A RETURN OF THEIR INVESTMENT FUNDS IF THEY DID NOT APPROVE OF THE ACQUISITION WOULD NOT BE APPLICABLE.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

GENERAL                                                                     1
PROSPECTUS SUMMARY                                                          1
RISK FACTORS                                                                6
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS                       18
TAX CONSIDERATIONS                                                         19
USE OF PROCEEDS                                                            19
DETERMINATION OF OFFERING PRICE                                            22
DILUTION                                                                   23
SELLING SHAREHOLDERS                                                       23
PLAN OF DISTRIBUTION                                                       25
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                   30
DESCRIPTION OF SECURITIES                                                  32
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     34
LEGAL REPRESENTATION                                                       34
EXPERTS                                                                    34
TRANSFER AGENT                                                             34
DESCRIPTION OF BUSINESS                                                    35
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS                       41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                 41
DIRECTORS AND EXECUTIVE OFFICERS                                           56
EXECUTIVE COMPENSATION                                                     58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             61
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                61
WHERE YOU CAN FIND ADDITIONAL INFORMATION                                  62
FINANCIAL STATEMENTS                                                       62


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

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
                                     GENERAL

     As used in this prospectus, references to "Meiguo Ventures," "Meiguo," "company," "we," "our," "ours" and "us" refer to Meiguo Ventures I, Inc., a Delaware corporation, unless the context otherwise requires. In addition, any references to "financial statements" are to our financial statements contained herein, except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to shares of our $.0001 par value, common stock.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DETAILED INFORMATION CONTAINED UNDER THE HEADING "RISK FACTORS," THE FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                   THE COMPANY

WHERE YOU CAN FIND US

     Our principal executive offices are located at 28248 North Tatum Blvd., Suite B-1-434, Cave Creek, Arizona 85331. Our telephone number is (602) 300-0432.

CORPORATE BACKGROUND


     Meiguo Ventures I, Inc. ("Company") was incorporated in the State of Delaware on October 31, 2008. The Company has been in the developmental stage since inception and has conducted virtually no business operations. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We have a minimal amount of cash. The Independent Auditor's Report to our financial statements for the period ended December 31, 2009, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that we will offer noncash consideration and seek equity lines as a means of financing our operations; (iv) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing shareholders.


BUSINESS OF ISSUER

     The Company, based on our proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission ("SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a) (51) of the Exchange Act of 1934, as amended ("Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

     The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities markets, such as the New York Stock Exchange ("NYSE"), NASDAQ, American Stock Exchange ("AMEX") or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.

                                  THE OFFERING

                                  THE OFFERING

Securities Being Offered           Up to 3,132,559 shares of common stock.

Initial Offering Price             The selling shareholders will sell our shares
                                   at $.01 per share until our shares are quoted
                                   on the OTC Bulletin  Board or Pink Sheets and
                                   thereafter  at  prevailing  market  prices or
                                   privately  negotiated prices.  This price was
                                   arbitrarily   determined   by  our  board  of
                                   directors and may not be indicative of the real value of a share of our common stock.

Terms of the Offering              The selling  shareholders will determine when
                                   and how they will sell their common stock offered in this prospectus.

Termination of the Offering        The offering  will  conclude  when all of the
                                   3,132,559  shares of common  stock  have been
                                   sold or we, in our sole discretion, decide to
                                   terminate the registration of the shares.  We
                                   may decide to terminate the  registration  if
                                   it  is  no  longer   necessary   due  to  the
                                   operation  of the resale  provisions  of Rule
                                   144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever.


Risk Factors                       The securities  offered hereby involve a high
                                   degree of risk and should not be purchased by
                                   investors who cannot afford the loss of their
                                   entire   investment.   See   "Risk   Factors"
                                   beginning on page 6.


Common Stock Issued and
 Outstanding Before Offering       4,132,559  shares  of our  common  stock  are
                                   issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the selling shareholders.

Use of Proceeds                    We will not  receive  any  proceeds  from the
                                   sale of the common stock by the selling shareholders.

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

Rule 419 This offering is being conducted pursuant to Rule 419 of the Securities Act. All the selling shareholders have entered into an escrow agreement. Consequently, if one of our shareholders sells shares before we have entered into a merger, acquisition or similar transaction (hereinafter collectively referred to as a "Business Combination Transaction"), the shares and the funds paid for them (the purchasers of those shares are hereinafter referred to as the "Purchasers") shall promptly be placed into escrow with Wilmington Trust Company, an insured depository institution.

                                   When we become aware that our entry into a Business Combination Transaction has become probable, we shall file an amendment to this registration statement with the SEC suspending this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be continued, and the selling shareholders may sell shares again pursuant to this offering.

                                   When we have entered into an agreement for a Business Combination Transaction with one or more businesses ("Targets"), we shall file a post-effective amendment to this registration statement with the SEC and will send the Purchasers, if any, extensive information with respect to the Targets including audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the "Deadline") in which to inform us whether he, she or it wishes to remain an investor in our company after the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company after the Business Combination Transaction, we shall release the shares to him, her or it and release the funds he, she or it paid for such shares, plus any interest or dividends on those funds, to the stockholder from whom he, she or it purchased those shares after the Business Combination Transaction is complete, which will be at least forty five
                                   (45) business days after the date the SEC declares the amendment effective. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company after the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends on those funds, shall be returned to him, her or it within five business days after the forty fifth (45th) business day following the date the SEC declares the amendment effective, and his, her or its shares shall be returned to the shareholder from whom he, she or it purchased his, her or its shares.

                                   Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of the provisions of Rule 419.

                                   If any shareholders sold any shares to Purchasers, and we have not completed a Business Combination Transaction within 18 months after the date the SEC declares this registration statement effective, all escrow funds shall be returned to the Purchasers within five days, plus any interest or dividends on those funds, all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them and we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule
                                   144. Since the escrow funds will either be released to the selling shareholders or returned to the Purchasers, we will not receive any funds from this offering.

                                   If there are no sales in this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or shares shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

                                   If there are no sales in this offering, we may enter into a Business Combination Transaction at any time, regardless of whether before or after eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said eighteen (18) month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated before the expiration of the 18 month period, this offering shall be continued, and the selling shareholders may sell shares again pursuant to this offering. After the 18 month period, if there is no Business Combination Transaction, this offer will be terminated. If there are no sales in this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the Target(s) as required by SEC regulations, including audited financial statements. After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

                                   All shares currently have a restrictive legend and cannot be sold without registration or an exemption from registration. In order to comply with Rule 419 of the Securities Act, all of our selling shareholders have entered into an escrow agreement. If a stockholder desires to sell his or her shares prior to our entering into a Business Combination Transaction, he or she must notify us so that we can then determine if the broker dealer arranged for the sale to comply with the applicable "Blue Sky" laws. All sales of our stock are subject to the restrictions of the escrow agreement.

Escrow  Agreement                  In order to comply with Rule 419,  all of the
                                   selling  shareholders  have  entered  into an
                                   escrow   agreement  with   Wilmington   Trust
                                   Company.   When  we  have   entered  into  an
                                   agreement   for   a   Business    Combination
                                   Transaction  with one or more  businesses and
                                   filed   the   required   amendment   to  this
                                   registration    statement    with   the   SEC
                                   suspending  this offering,  we shall send the
                                   Purchasers,  if  any,  extensive  information
                                   with   respect  to  the   Targets   and  each
                                   Purchaser  shall have a period of 45 business
                                   days  after  the   effective   date  of  that
                                   amendment  in which to inform us whether  he,
                                   she or it wishes (A) to remain an investor in
                                   our company  subsequent to the closing of the
                                   Business  Combination  Transaction,  in which
                                   event the Escrow  Agent shall  release all of
                                   the Purchaser's securities from escrow to the
                                   Purchaser  and  shall  release  the  purchase
                                   price for those securities, plus any interest
                                   or  dividends,  from  escrow  to the  selling
                                   stockholder,  or (B) to receive the return of
                                   his,   her  or  its  escrow  funds  plus  any
                                   interest or dividends, in which event the securities shall be returned to the selling shareholder.

Risk Factors                       An   investment   in  our  shares  is  highly
                                   speculative   and   purchasers   may   suffer
                                   substantial   dilution   per   common   share
                                   compared to the purchase  price.  We may need
                                   additional   funding.  No  individual  should
                                   invest in our common shares who cannot afford
                                   to  risk  the  loss  of  his  or  her  entire
                                   investment.    All   shares   are   currently
                                   restricted and may not be sold except subject
                                   to the  Escrow  Agreement.  If a  shareholder
                                   wishes to sell his stock,  he must notify the
                                   Company.  The Company must then  determine if
                                   the sale complies with the  applicable  "Blue
                                   Sky"  laws.  Any sale is subject to the terms
                                   of the  Escrow  Agreement  and  would  not be
                                   completed  until a later  date  The  sale may
                                   never be  completed  as  discussed in "Escrow
                                   Agreement"    immediately   prior   to   this
                                   provision. See "Risk Factors" immediately following this provision.

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

     This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained in this prospectus before deciding whether or not to purchase our common stock. The risks and uncertainties described below are those that our management currently believes may significantly affect us. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed and investors in our common stock could lose part or all of their investment in our shares The numbers preceding the risk factors below are for ease of reference only and are not intended as a ranking of such risk factors.

                          RISKS RELATED TO OUR BUSINESS

1. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     The Independent Auditor's Report to our financial statements for the fiscal year ended December 31, 2009, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the Company's losses from operations and lack of liquidity.

2. WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE, THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR SHAREHOLDERS.

     We do not have an independent audit or compensation committee. The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

3. WE HAVE A VERY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, THEN WE MAY SUSPEND OR CEASE OUR OPERATIONS AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT IN OUR COMMON STOCK.


     We were incorporated on October 31, 2008, and generated no revenues or profits through September 30, 2010. We also have very little operating history upon which an evaluation of our future success or failure can be made. As of September 30, 2010, we had incurred a net loss of approximately $36,596 since our inception on October 31, 2008. The success of our future operations is dependent upon our ability to carry out our planned activities, fund our operations and compete effectively with other similar businesses. Based on our current business plan, we expect to incur operating losses during the fiscal year ending December 31, 2010. We cannot guarantee that we will ever be successful in generating revenues sufficient to cover our operating costs and overhead or achieve profitability. Our failure to achieve profitability may cause us to suspend or cease our operations.

4. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT SHAREHOLDERS.

     Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our shareholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our shareholders. In addition,

David Keaveney, our sole officer and director, is currently involved with other blank check companies and conflicts of interests in the pursuit of business combinations with such other blank check companies with which he is, and may be in the future, affiliated with, may arise. If we and the other blank check companies that our sole officer and director is affiliated with desire to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity.


5. WE DEPEND HEAVILY ON MANAGEMENT TEAM AND CONSULTANTS AND THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD SIGNIFICANTLY WEAKEN OUR MANAGEMENT EXPERTISE AND ABILITY TO RUN OUR BUSINESS.

     Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. As of the date of this prospectus, David
W. Keaveney is our President and Chief Executive Officer and sold Director. We have no other officers or directors and rely on third party consultants to assist with management and, therefore, have little backup capability for their activities. The loss of services of Mr. Keaveney could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on Mr. Keaveney.

6. THERE ARE RELATIVELY LOW BARRIERS TO BECOMING A BLANK CHECK COMPANY OR SHELL COMPANY, THEREBY INCREASING THE COMPETITION FOR A SMALL NUMBER OF BUSINESS OPPORTUNITIES.

     There are relatively low barriers to becoming a blank check or shell company. A newly incorporated company with a single shareholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10, thereby registering its common stock pursuant to
Section 12(g) of the Securities and Exchange Act of 1934 with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC. The relative ease and low cost with which a company can become a reporting blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

7. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY OUR MANAGEMENT.

     The  Company  is in a  highly  competitive  market  for a small  number  of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

8. FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF OUR MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

     The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

9. THE COMPANY HAS NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

10. OUR MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

     While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our sole officer, David Keaveney, has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

11.  THE  TIME  AND COST OF  PREPARING  A  PRIVATE  COMPANY  TO  BECOME A PUBLIC
     REPORTING   COMPANY  MAY  PRECLUDE  US  FROM  ENTERING  INTO  A  MERGER  OR
     ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

     Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially
preclude   consummation  of  an  acquisition.   Otherwise  suitable  acquisition
prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

12. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

     Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended ("Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

13. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

     If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

                RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

14. OUR COMMON STOCK IS NOT CURRENTLY TRADED ON ANY STOCK EXCHANGE OR QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR THE PINK SHEETS. WHEN AND IF TRADED, OUR COMMON STOCK WILL LIKELY BE CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS.

     As long as the price of our common stock remains below $5.00 per share, our shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices of penny stocks and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell shares of our common stock and limit the liquidity of our shares.

15. TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

     Historically speaking, the market prices for securities of small publicly traded companies have been highly volatile. Publicized events and announcements may have a significant impact on the market price of our common stock.

     In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small publicly traded companies and which are often unrelated to the operating performance of the affected companies.

16. THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK, AND LIQUIDITY OF SHARES OF OUR COMMON STOCK IS LIMITED.


     Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended ("Securities Act"). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under Section 4(1) of the Securities Act ("Rule 144"), in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 ("Wulff Letter"). In 2007, the SEC announced that it is changing certain aspects of the Wulff Letter, and such changes shall apply retroactively to our shareholders. Effective February 15, 2008, all holders of shares of common stock of a "shell company" will be permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a "shell company" (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.


17. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.


     We may not be able to structure our acquisition to result in tax-free treatment for the companies or their shareholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.


18. OUR BUSINESS WILL HAVE NO REVENUES UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

     We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

19. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO EXISTING SHAREHOLDERS.


     Our Certificate of Incorporation authorizes the issuance of a maximum of 250,000,000 shares consisting of 230,000,000 shares of common stock and 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our shareholders will occur and the rights of the holders of common stock might be materially and adversely affected.

20. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.


     The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will, present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.


21. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER," FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

     Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

22. WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS, OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.


     Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our shareholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

23. AS A BLANK CHECK COMPANY, ANY REGISTERED OFFERING OF OUR SECURITIES WILL HAVE TO COMPLY WITH RULE 419 UNDER THE SECURITIES ACT OF 1933, WHICH COULD IMPACT OUR ABILITY TO RAISE EQUITY FUNDS FROM INVESTORS.


     In the event we register an offering of our securities with the Securities and Exchange Commission while we are a blank check company, we will have to comply with Rule 419 under the Securities Act of 1933. Rule 419 is a cumbersome rule applicable to blank check companies selling penny stocks in a registered offering. Rule 419 requires that the gross proceeds raised in such an offering be deposited into an escrow account with a financial institution insured by the FDIC or in a separate bank account established by a registered broker or dealer in which the broker or dealer acts as trustee for the persons having the beneficial interests in the account. Furthermore, Rule 419 requires the securities issued to investors in the blank check offering be issued in the name of such investors but certificates representing such securities must be deposited into the escrow account instead of being delivered directly to investors, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.


The initial registration statement for the blank check offering shall disclose the specific terms of the offering, including, but not limited to:

     * The terms and provisions of the escrow or trust agreement and the effect thereof upon the company's right to receive funds and the effect of the escrow or trust agreement upon the investor's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of investors' funds resulting from deposits in excess of the insured amounts; and
     * The obligation of the company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to Rule 419, investors confirm in writing their investment in the company's securities.

     Rule 419 imposes certain additional disclosure obligations on companies making blank check offerings. Due to the requirements of Rule 419 and the fact that investors investing in blank check offerings have no idea if or when an acquisition or merger transaction will occur, or if the acquisition or merger target is worthy of the investors money or risks, it may be difficult for the company to pull off a blank check offering and even if the company is successful in raising funds in such an offering, it may not be able to find an attractive acquisition or merger candidate. Therefore, investors in a blank check offering will have their funds at risk for a prolonged period of time and they may not be happy with the results of an acquisition or merger, if one were to occur.


24. THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPLETE A BUSINESS COMBINATION TRANSACTION WITH A SUITABLE ENTITY DURING THE EIGHTEEN (18) MONTH PERIOD SET FORTH IN RULE 419, AND IF WE DO NOT COMPLETE SUCH A TRANSACTION, ALL FUNDS HELD IN ESCROW WILL BE RETURNED TO THE PURCHASERS OF SHARES FROM SELLING SHAREHOLDERS PURSUANT TO THIS OFFERING, PLUS ANY INTEREST AND DIVIDENDS THEREON, AND THE SHARES PURCHASED PURSUANT TO THIS OFFERING WILL BE RETURNED TO THE SELLING SHAREHOLDERS PURSUANT TO THIS OFFERING. IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, THERE WILL BE NO FUNDS AND NO SHARES HELD IN ESCROW, AND WE WILL NOT BE REQUIRED TO TAKE ANY ACTION, BUT WE MAY ENTER INTO A BUSINESS COMBINATION AT ANY TIME, WHETHER PRIOR TO, OR SUBSEQUENT TO, SAID EIGHTEEN (18) MONTH PERIOD; PROVIDED, HOWEVER, THAT IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING, AND DURING SAID EIGHTEEN (18) MONTH PERIOD WE BECOME AWARE THAT A BUSINESS COMBINATION IS PROBABLE, WE SHALL SUSPEND THIS OFFERING.

     We are conducting this offering pursuant to Rule 419. Pursuant to that rule, if a Business Combination Transaction is not completed within eighteen
(18) months after the effective date of this Registration Statement, we will be required to return all funds held in escrow to the purchasers of shares from selling shareholders pursuant to this offering, plus any interest or dividends thereon. There can be no assurance that we will find a suitable entity with which to enter into such transaction during said eighteen (18) month period. Even if we do identify a suitable entity for such transaction, there can be no assurance that such entity would enter into such a transaction, or that the transaction could be completed within said eighteen (18) month period.

     If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available.

     If there are no sales of securities pursuant to this offering, we may enter into a Business Combination Transaction at any time, whether prior to, or subsequent to, said eighteen (18) month period; provided, however, that if there are no sales of securities pursuant to this offering, and during said eighteen
(18) month period we become aware that a business combination is probable, we shall file an amendment to this registration statement with the SEC which shall suspend this offering, and will then notify the selling shareholders that this offering has been suspended. If the potential Business Combination Transaction is not consummated prior to the expiration of the eighteen (18) month period, we will resume this offering, and the selling shareholders may sell shares again pursuant to this offering. If the potential Business Combination Transaction is not consummated within the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

     If there are no sales of securities pursuant to this offering, then after we complete a Business Combination Transaction, we will file a Form 8-K with the SEC containing extensive information about the target company as required by SEC regulations, including audited financial statements. After completing such Business Combination Transaction, we would no longer be deemed to be a shell company, and the requirements of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not apply.

25.  IN VIEW OF THE FACT THAT THERE ARE  NUMEROUS  OTHER  WAYS IN WHICH  PRIVATE
     COMPANIES CAN BECOME PUBLIC OR RAISE CAPITAL, AND BECAUSE OF THE AVAILABILITY OF BLANK CHECK COMPANIES FOR BUSINESS COMBINATION TRANSACTIONS, THERE CAN BE NO ASSURANCE THAT THE TERMS OF A POTENTIAL BUSINESS COMBINATION TRANSACTION WOULD BE FAVORABLE TO US.

     Even if we find a suitable entity for a Business Combination Transaction during the eighteen (18) month period, and that entity is willing to enter into such a transaction, there can be no assurance that we would be able to complete that transaction on terms which would be favorable to us. Private companies seeking to become public have many options other than a business combination with a blank check company, such as initial public offerings, direct public offerings, Regulation A offerings, public offerings on foreign exchanges, and business combinations with defunct public companies, and have many other options for access to capital other than becoming public, such as private offerings, Regulation S offerings, venture capital, and private equity transactions. The wide range of options available to such companies may result in those companies being able to require favorable terms from a blank check company in a Business Combination Transaction, and may reduce the potential profitability to us of such a Business Combination Transaction. In addition, there are a large number of blank check companies seeking to engage in Business Combination Transactions, and the availability of such companies may result in private companies being able to require favorable terms from any particular blank check company in a Business Combination Transaction, which may reduce the potential profitability to us of such a Business Combination Transaction.

26. IF WE ARE UNABLE TO COMPLETE A BUSINESS COMBINATION TRANSACTION DURING THE EIGHTEEN (18) MONTH PERIOD, WE WILL BE REQUIRED TO RETURN ALL FUNDS HELD IN ESCROW, PLUS ANY INTEREST AND DIVIDENDS THEREON, AND ANY INVESTORS PURCHASING SHARES PURSUANT TO THIS OFFERING WOULD BE UNABLE TO BENEFIT FROM ANY SUBSEQUENT TRANSACTION CONSUMMATED BY OUR COMPANY.

     If we are unable to complete a Business Combination Transaction during the eighteen (18) month period, we will be required to return all funds held in escrow, plus any interest and dividends thereon, and any investors purchasing shares pursuant to this offering would be unable to benefit from any subsequent transaction consummated by our company; if subsequent to that eighteen (18) month period, we complete a Business Combination Transaction which is highly profitable for all of our shareholders, any investors purchasing shares pursuant to this offering would have had their escrow funds returned at the end of the eighteen (18) month period, plus any interest and dividends thereon, would not have remained holders of our shares subsequent to the eighteen (18) month period, and would not have benefited from that transaction.

27. SHARES PURCHASED PURSUANT TO THIS OFFERING WILL BE HELD IN ESCROW PENDING THE COMPLETION OF A BUSINESS COMBINATION TRANSACTION AND THE PURCHASERS' CONFIRMATION THAT THEY WISH TO REMAIN INVESTORS IN OUR COMPANY SUBSEQUENT TO SUCH TRANSACTION, AND PURCHASERS ARE PROHIBITED FROM SELLING SHARES PURCHASED PURSUANT TO THIS OFFERING OR ENTERING INTO CONTRACTS FOR SALE TO BE SATISFIED BY THE DELIVERY OF THE SHARES PURCHASED PURSUANT TO THIS OFFERING UNTIL AFTER SUCH BUSINESS COMBINATION TRANSACTION IS COMPLETED AND THE SHARES ARE RELEASED FROM ESCROW TO THEM PURSUANT TO SUCH CONFIRMATION.

     Shares purchased pursuant to this offering will be held in escrow, and will only be released to purchasers subsequent to the completion of a Business Combination Transaction, and subsequent to those purchasers' confirmation that they wish to remain investors in our company subsequent to such transaction. Pursuant to Rule 15g-8 of the Exchange Act, it is unlawful for any person to sell or offer to sell securities (or any interest in or related to the securities) held in a Rule 419 escrow account other than pursuant to (A) a qualified domestic relations order issued by a court in connection with divorce proceedings or (B) Title I under the Employee Retirement Income Security Act (ERISA). As a result, sales of the shares held in escrow, or contracts for sale to be satisfied by delivery of the shares held in escrow (e.g. contracts for sale on a when, as, and if issued basis) will be prohibited. Such rule prohibits sales of other interests in the shares held in escrow, including, but not limited to, derivative securities with respect to those shares, whether or not physical delivery is required. Therefore, investors will not be able to realize any return on their investment for the period of the escrow, which may be up to eighteen (18) months after the effective date of this Registration Statement.

28. IF THERE ARE ANY SALES PURSUANT TO THIS OFFERING, THE SELLING SHAREHOLDERS WILL NOT HAVE ACCESS TO THEIR FUNDS DURING THE PERIOD THE FUNDS ARE HELD IN ESCROW, AND THE PURCHASERS WILL NOT RECEIVE SHARES DURING THE PERIOD OF THE ESCROW.

     The funds from a purchase pursuant to this offering shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and the Purchaser declines to confirm that he, she or it wishes to remain an investor in the Company and (B) the date which is eighteen (18) months after the effective date of this registration statement. If a Purchaser purchases shares from selling shareholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, the Purchaser will have to wait until eighteen (18) months after the effective date of this registration statement before the Purchaser's proportionate portion of the escrow funds are returned to the Purchaser, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow. The Purchaser will be offered the return of his, her or its proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

29. IF THERE ARE ANY SALES PURSUANT TO THIS OFFERING, THE SELLING SHAREHOLDERS WILL NOT HAVE ACCESS TO THEIR FUNDS DURING THE PERIOD THE FUNDS ARE HELD IN ESCROW, AND THE PURCHASERS WILL NOT RECEIVE SHARES DURING THE PERIOD OF THE ESCROW.

     The funds from a purchase pursuant to this offering shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and the Purchaser declines to confirm that he, she or it wishes to remain an investor in the Company and (B) the date which is eighteen (18) months after the effective date of this registration statement. If a Purchaser purchases shares from selling shareholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, the Purchaser will have to wait until eighteen (18) months after the effective date of this registration statement before the Purchaser's proportionate portion of the escrow funds are returned to the Purchaser, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow. The Purchaser will be offered the return of his, her or its proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

30. SUBSTANTIAL SALES OF OUR COMMON STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.


     Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, and the resale of shares by investors who have registration rights, could adversely affect the market price of our common stock. Furthermore, if we raise additional funds through the issuance of common stock or securities convertible into our common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.


31.  WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.


     We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our shareholders in the foreseeable future.


32. ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK.


     Our charter documents grant our board of directors the authority to issue various series of preferred stock without a vote or action by our shareholders. Our board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation that would reduce the amount available for distribution to holders of our common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.


33.  WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS  UNDER
     SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.


     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our next annual report, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of such fiscal years. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of the end of our fiscal years.

     We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. We have not yet begun our assessment of the effectiveness of our internal control over financial reporting and expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. Further, implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take a significant amount of time to complete. Also, during the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.

     In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to insure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock, if a market ever develops, could drop significantly.


34. WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.


     We will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because of factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

     However, the incurrence of such costs will obviously be an expense to our future operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock could drop significantly.


35. HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR MANAGEMENT.


     Having only one director, who is also our President and sole executive officer, limits our ability to establish effective independent corporate governance procedures and increases the control of our management. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues until we are able to expand our board of directors to include independent directors.

     Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our management's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.


36. SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.


     We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 225,867,441 authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.


37. OUR CERTIFICATE OF INCORPORATION PROVIDES FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS.


     Our certificate of incorporation and applicable Delaware laws provide for the indemnification of our directors, officers, employees and agents under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person's written promise to repay us, therefore, even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

     We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed by the Securities and Exchange Commission and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result is us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

38. ALL 3,132,559 SHARES OF OUR COMMON STOCK BEING REGISTERED IN THIS OFFERING MAY BE SOLD BY SELLING SHAREHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. A SIGNIFICANT VOLUME OF SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP.


     All 3,132,559 shares of our common stock held by the selling shareholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time. See also "Selling Shareholders" and "Plan of Distribution" elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.


39. THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS.


     This prospectus contains certain forward looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," in this prospectus, as well as in this prospectus, generally. Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this prospectus will, in fact, occur.

FOR ALL OF THE FOREGOING REASONS AND OTHER REASONS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE WILL INVOLVE A HIGH DEGREE OF RISK.

           CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Meiguo Ventures or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

     In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.

     Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

                               TAX CONSIDERATIONS

     We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We have agreed to bear the expenses relating to the registration of the common stock for the selling shareholders.

     IF THERE ARE ANY SALES PURSUANT TO THIS OFFERING, THE SELLING SHAREHOLDERS WILL NOT HAVE ACCESS TO THEIR FUNDS DURING THE PERIOD THE FUNDS ARE HELD IN ESCROW, AND THE PURCHASERS WILL NOT RECEIVE SHARES DURING THE PERIOD OF THE ESCROW.

     The funds from a purchase pursuant to this offering shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and the Purchaser declines to confirm that he, she or it wishes to remain an investor in the Company and (B) the date which is eighteen (18) months after the effective date of this registration statement. If a Purchaser purchases shares from selling shareholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, the Purchaser will have to wait until eighteen (18) months after the effective date of this registration statement before the Purchaser's proportionate portion of the escrow funds are returned to the Purchaser, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow. The Purchaser will be offered the return of his, her or its proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

     IF THERE ARE ANY SALES PURSUANT TO THIS OFFERING, THE SELLING SHAREHOLDERS WILL NOT HAVE ACCESS TO THEIR FUNDS DURING THE PERIOD THE FUNDS ARE HELD IN ESCROW, AND THE PURCHASERS WILL NOT RECEIVE SHARES DURING THE PERIOD OF THE ESCROW.

     The funds from a purchase pursuant to this offering shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and the Purchaser declines to confirm that he, she or it wishes to remain an investor in the Company and (B) the date which is eighteen (18) months after the effective date of this registration statement. If a Purchaser purchases shares from selling shareholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, the Purchaser will have to wait until eighteen (18) months after the effective date of this registration statement before the Purchaser's proportionate portion of the escrow funds are returned to the Purchaser, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow. The Purchaser will be offered the return of his, her or its proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

     When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the "Targets"), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the "Deadline") in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date the SEC declares the amendment effective, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

     Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

     If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends thereon, all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them and we will file a post-effective amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

     If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

     If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said 18 month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable. If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

     When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the "Targets"), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the "Deadline") in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date the SEC declares the amendment effective, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

     Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

     If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends thereon, all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them and we will file a post-effective amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

     If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

     If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said 18 month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable. If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.


                         DETERMINATION OF OFFERING PRICE


     Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value, such as market conditions for business combinations involving blank check companies and the estimated profitability of business combinations involving similar blank check companies


     The selling shareholders will sell the shares offered at $.01 per share until our shares are quoted on the OTC Bulletin Board or the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. Our board of directors determined the $.01 per share offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our common stock will be listed on an exchange or quoted on the OTC Bulletin Board.

                                    DILUTION

     The common stock to be sold by the selling shareholders in this offering is common stock that is currently issued and outstanding. Accordingly, this offering will not result in dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

     The selling shareholders purchased their common stock in a private placement. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table. Each selling shareholders will determine the number of shares to be sold and the timing for the sales. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of their shares. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling shareholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the common stock offered under this prospectus will ultimately be sold. None of the selling shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. No selling shareholder is an officer or director of the Company.

     Except as indicated in footnote (5) to the table below, none of the selling shareholders has had any position, office or other material relationship with the Company within the past three years and none of the selling shareholders has any continuing relationship with the Company going forward.

     The Company will file a prospectus supplement to name successors to any named selling shareholders who are able to use this prospectus to resell their securities.

                                            Total Shares to
                                             be Offered for
                            Shares Owned        Selling          Total Shares to      Percentage Owned
                           Prior to This      Shareholder         be Owned After     Upon Completion of
     Name                   Offering (1)       Account (2)       This Offering (3)    This Offering (4)
     ----                   ------------       -----------       -----------------    -----------------
Erin Anemaet                   57,800            57,800                 0                    0%
Krsta Brcic                    46,835            46,835                 0                    0%
Janja Cerovina                 50,000            50,000                 0                    0%
Cindy Cho                      57,924            57,924                 0                    0%
Peter Cho                      55,061            55,061                 0                    0%
Melissa Conners                60,055            60,055                 0                    0%
Zoran Cvetojevic               46,835            46,835                 0                    0%
Miso Cvetojevic                46,835            46,835                 0                    0%
Bojan Cvetojevic               46,835            46,835                 0                    0%
Zarko Cvetojevic               46,835            46,835                 0                    0%
Jelena Cvetojevic              46,835            46,835                 0                    0%
Verica Djordjevic              46,835            46,835                 0                    0%
Natalie Englehart              60,000            60,000                 0                    0%
Alexandre Figueiredo           64,000            64,000                 0                    0%
Ljubica Gombar                 50,000            50,000                 0                    0%
Dragana Kovacevic              46,835            46,835                 0                    0%
Ron Macari                     59,000            59,000                 0                    0%
Michal Majernik                58,500            58,500                 0                    0%
Milovan Mavrak                 50,000            50,000                 0                    0%
Slavica Mavrak                 50,000            50,000                 0                    0%
Dragan Mikovic                 50,000            50,000                 0                    0%
Dusica Mikovic                 50,000            50,000                 0                    0%
Zoran Miletic                  50,000            50,000                 0                    0%
Juan Pasqual Palma             64,000            64,000                 0                    0%
Jovanny Palma                  55,500            55,500                 0                    0%
Damjan Pavolivic               59,300            59,300                 0                    0%
Mariya Popov                   60,669            60,669                 0                    0%
Kevin Price                    64,000            64,000                 0                    0%
Julie Provost                  58,900            58,900                 0                    0%
Prvoslav Puric                 50,000            50,000                 0                    0%
Jovan Puric                    50,000            50,000                 0                    0%
Veselin Puric                  50,000            50,000                 0                    0%
Mira Puric                     50,000            50,000                 0                    0%
Ivan Radovic                   50,000            50,000                 0                    0%
Suncica Radovic                50,000            50,000                 0                    0%
Viktor Ristic                  58,500            58,500                 0                    0%
Keith Roberts                  54,000            54,000                 0                    0%
Steven Roberts                 62,500            62,500                 0                    0%
Leighanne Roberts              63,500            63,500                 0                    0%
Carol Robichaud                55,000            55,000                 0                    0%
Roxanne Rojas                  65,000            65,000                 0                    0%
Teresita Rubio                 65,000            65,000                 0                    0%
Andres Rubio                   65,000            65,000                 0                    0%
Sandra Rubio                   53,000            53,000                 0                    0%
Sretko Sinikovic               50,000            50,000                 0                    0%

Brcic Slavka                   46,835            46,835                 0                    0%
Dragana Stosic                 50,000            50,000                 0                    0%
Bratislav Stosic               50,000            50,000                 0                    0%
Peter Tate                     65,000            65,000                 0                    0%
Cavor Vladislavka              46,835            46,835                 0                    0%
Phillip Welsh                  63,000            63,000                 0                    0%
David Wise (5)                200,000           200,000                 0                    0%
Marta Zecevic                  50,000            50,000                 0                    0%
Nebojsa Zecevic                50,000            50,000                 0                    0%
Charlotte Zur                  60,000            60,000                 0                    0%

----------
Less than one percent (1%).

1. For purposes of this column only, we have included all shares of common stock owned of record or beneficially owned by the respective selling shareholders. Each selling shareholder's ownership in this column is based on 4,132,559 shares of our common stock outstanding as of October 15, 2010.

2. Represents an aggregate of 3,132,559 shares of outstanding common stock. 3. Assumes that all securities registered will be sold.

4. The percentages set forth in this column are based on 4,132,559 shares of common stock outstanding as of October 15, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

5. David E. Wise, Esq. is securities counsel to the Company and has been our securities counsel since our inception and we expect that he will continue to serve as our securities counsel in the future.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

     None of the selling shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. The selling shareholders may offer the common stock at various times in one or more of the following transactions:

     *    on any market that might develop;
     *    in transactions other than market transactions;
     *    by pledge to secure debts or other obligations;
     *    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or
     *    in a combination of any of the above


     Our shares of common stock offered hereby by the selling shareholders may be sold from time to time by such shareholders, or by their pledgees, donees, transferees and other successors in interest thereto, if transfer to such parties is permitted pursuant to Rule 15g-8. These pledgees, donees, transferees and other successors in interest will also be deemed "selling shareholders" for the purposes of this prospectus.


     The selling shareholders will sell at a fixed price of $.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

     During this offering,  the selling  shareholders may only sell their shares
(A) at a fixed price, (B) pursuant to the requirements of Rule 419 and (C) pursuant to the terms and conditions of this offering.


     The selling shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares from whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act, if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

     a. adequate current public information with respect to the issuer must be available;
     b. restricted securities must meet a six month holding period if purchased from a reporting company or a 12 month holding period if purchased from a non-reporting entity (as is the case herein), measured from the date of acquisition of the securities form the issuer or from an affiliate of the issuer;
     c. sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (There is no 1% limitation applied to non-affiliate sales);
     d. the securities must be sold in ordinary "broker's transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders and without the payment of any extraordinary commissions or fees;
     e. if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the selling shareholder must file a notice on Form 144 with the Commission.

     The current information requirement listed in (a) above, the volume limitation listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirements listed in (e) above, cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate, if purchased from a reporting issuer or 12 months if purchased from a non-reporting issuer (as is the case with Meiguo Ventures).

     The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling shareholders.

     The selling shareholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a selling shareholder. In the event that a selling shareholder sells all or part of the shares offered in this prospectus through an underwriter, the maximum compensation paid to any such underwriter shall be 8% and shall be paid by such selling shareholder.

     Affiliates and/or promoters of Meiguo Ventures who are offering their shares for resale, the selling shareholders and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

     We will pay all expenses incident to the registration, offering and sale of
the  common  stock  other  than   commissions  or  discounts  of   underwriters,
broker-dealers or agents.

     The selling shareholders must comply with the requirements of the securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and, therefore, be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

     1.   engage in any stabilization activities in connection with the shares;
     2. effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
     3. bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

     The offering will conclude when all of the 3,132,559 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever.

     SELLING SHAREHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS.

     The trading of our securities takes place in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB CONSIDERATIONS

     The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

     Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files.
FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

     Investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors' orders may be filled at prices much different than expected when orders are placed.

     Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

     OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders-- an order to buy or sell a specific number of shares at the current market price-- it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

     Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

SECTION 15(g) OF THE SECURITIES EXCHANGE ACT OF 1934

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

     Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation and the compensation of any associated person of the broker-dealer.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock" for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks an the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchase.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

     * the basis on which the broker or dealer made the suitability determination; and
     * that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES-BLUE SKY LAWS

     There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction. Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

     Selling shareholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

     We may apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide Meiguo Ventures with "manual" exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

     Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling shareholders under this registration statement. In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

     We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     As of October 15, 2010, we had 4,132,559 shares of common stock and no shares of Series A preferred stock issued and outstanding.

     Our Common Stock is not presently trading on any stock exchange. We are not aware of any market active in our stock since inception through the date of this filing. While we intend to arrange to have our common stock traded on the public market after complying with Rule 419 and with the availability of our shares to be sold on the public market, we have not yet applied to have our stock listed on an exchange or quoted on a quotation service. We do intend to apply for quotation of our common stock on the OTC Bulletin Board subsequent to (A) our consummation of a Business Combination Transaction, (B) filing a Form 8-K with the SEC with current information with respect to the combined company and (C) the SEC declaring such Form 8-K effective. There can be no assurance that a trading market will ever develop, or if developed, that it will be sustained.

     Because it is not contemplated that any of the selling shareholders intend to sell their shares until we enter into a Business Combination Transaction, and any sales will have to be through a broker dealer, we will not know in which states prospective purchasers will be located. It will be the brokers' responsibility to confirm that sales can legally be made in the applicable states.

     Pursuant to Rule 419, any shares held in escrow are prohibited from being resold or transferred while in escrow except pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder. Any shares released from escrow may only be resold pursuant to registration under the Securities Act or pursuant to a valid exemption therefrom.

     Our Common Stock is not presently trading on any stock exchange. We are not aware of any market active in our stock since inception through the date of this filing. While we intend to arrange to have our common stock traded on the public market after complying with Rule 419 and with the availability of our shares to be sold on the public market, we have not yet applied to have our stock listed on an exchange or quoted on a quotation service. We do intend to apply for quotation of our common stock on the OTC Bulletin Board subsequent to (A) our consummation of a Business Combination Transaction, (B) filing a Form 8-K with the SEC with current information with respect to the combined company and (C) the SEC declaring such Form 8-K effective. There can be no assurance that a trading market will ever develop, or if developed, that it will be sustained.

     Because it is not contemplated that any of the selling shareholders intend to sell their shares until we enter into a Business Combination Transaction, and any sales will have to be through a broker dealer, we will not know in which states prospective purchasers will be located. It will be the brokers' responsibility to confirm that sales can legally be made in the applicable states.

     Pursuant to Rule 419, any shares held in escrow are prohibited from being resold or transferred while in escrow except pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder. Any shares released from escrow may only be resold pursuant to registration under the Securities Act or pursuant to a valid exemption therefrom.


     At the present time, none of our shares of common stock are eligible for sale under Rule 144 of the Securities and Exchange Commission and we do not anticipate any Rule 144 eligibility for our shareholders until the first quarter of 2012, at the earliest. We do not have any outstanding options to purchase our common equity.

HOLDERS


     As of October 15, 2010, there were approximately 56 shareholders of record of our common stock.

DIVIDENDS

     We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. There are no material restrictions limiting or that are likely to limit our ability to pay dividends on its outstanding securities.

RULE 144 SHARES

     As of the date of this prospectus, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

                            DESCRIPTION OF SECURITIES

OUR CAPITALIZATION:

COMMON STOCK

     We are authorized to issue 230,000,000 shares of common stock, $.0001 par value per share. We currently have 4,132,559 shares of our common stock issued and outstanding.

     The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of the directors;
     * are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs;
     * do not have preemptive, subscription or conversion rights, or redemption rights or access to any sinking fund; and
     * are entitled to one non-cumulative vote per share on all matters submitted to shareholders for a vote at any meeting of shareholders.

PREFERRED STOCK

     We are authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. Currently, we have no shares of preferred stock issued and outstanding.

WARRANTS AND OPTIONS

     We have no outstanding stock options or warrants. However, we anticipate implementing a stock option and compensation plan in the future to provide for the issuance of common stock our officers, key personnel and consultants.

REGISTRATION RIGHTS

     We have not granted registration rights to the selling shareholders or to any other person.

REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

LIABILITY OF DIRECTORS AND OFFICERS


     Article Eighth of the Company's amended Certificate of Incorporation provides that our directors and officers shall not be personally liable to the Company or our shareholders for damages for breach of fiduciary duty. However, Article Eighth provides that a director shall be liable to the extent provided by applicable law (i) for acts or breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit..


INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XI of the Company's Bylaws entitles any present and future director or executive officer to be indemnified and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Delaware.

     The Delaware General Corporation Law allows us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Delaware law does not require shareholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Meiguo, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

SHAREHOLDER MATTERS

     As an issuer of "penny stock," the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. David E. Wise, Esq., our securities counsel, owns 200,000 shares of our common stock; however, the shares issued to Mr. Wise were not issued on a contingency basis. Mr. Wise is not a founder of the Company.

                              LEGAL REPRESENTATION

     The validity of the common stock offered by this prospectus was passed upon for us by David E. Wise, Esq., Attorney at Law, San Antonio, Texas.

                                     EXPERTS

     Our financial statements as of December 31, 2009, and 2008, and for the fiscal years ended December 31, 2009 and 2008, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Stan J. H. Lee, CPA given on the authority of such firm as experts in accounting and auditing.

                                 TRANSFER AGENT

     Our transfer agent will be Transfer Online, Inc. Their address is 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204. Their telephone number is (503) 227-2950 and their facsimile number is (503) 227-6874.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT


     Meiguo Ventures I, Inc. ("Company") was incorporated in the State of Delaware on October 31, 2008. The Company has been in the developmental stage since inception and has conducted virtually no business operations. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We have a minimal amount of cash. The Independent Auditor's Report to our financial statements for the period ended December 31, 2009, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that we will offer noncash consideration and seek equity lines as a means of financing our operations; (iv) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing shareholders.


BUSINESS OF ISSUER

     The Company, based on our proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission ("SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a) (51) of the Exchange Act of 1934, as amended ("Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

     The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities markets, such as the New York Stock Exchange ("NYSE"), NASDAQ, American Stock Exchange ("AMEX") or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.

     Since we have only one officer and director, David W. Keaveney, the analysis of new business opportunities will be undertaken by and under the supervision of our Mr. Keaveney. As of the date of this prospectus, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.
However, we have a nominal amount of cash at this time and no plan to raise additional money through the sale of equity or borrow money from a traditional lending source. Mr. Keaveney has verbally committed to the Company that he will fund the costs of preparing the Company's Exchange Act reports (Form 10-Ks, Form 10-Qs, Form 8-Ks) for the current fiscal year ending December 31, 2010, if the Company's then current amount of cash is insufficient. However, Mr. Keaveney has not committed to pay such costs beyond the preparation of the Form 10-K for the fiscal year ending December 31, 2010. In the event that Mr. Keaveney fails to pay such costs and the Company's then current amount of cash is insufficient, the Company's common stock would likely be limited to quotation on the Pink Sheets and no market for the common stock would develop or, if a market did develop, the market for our common stock would not exist for very long. Investors in our common stock could lose part or all of their investment in our shares.

PERCEIVED BENEFITS

     There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

     * the ability to use registered securities to make acquisitions of assets or businesses;
     *    increased visibility in the financial community;
     *    the facilitation of borrowing from financial institutions;
     *    improved trading efficiency;
     *    shareholder liquidity;
     *    greater ease in raising capital;
     * compensation of key employees through stock options for which there may be a market valuation;
     *    enhanced corporate image; and

     *    a presence in the United States' capital markets.

POTENTIAL TARGET COMPANIES

     A business entity that may be interested in a business combination with the Company may include the following:

     * a company for which a primary purpose of becoming a public company is the use of is securities for the acquisition of assets or business;
     * a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
     * a company that believes it will be able to obtain investment capital on more favorable terms after it has become public;
     * a foreign company that may wish an initial entry into the United States' securities markets;
     * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employees Stock Option Plan; and
     * a company seeking one or more of the other perceived benefits of becoming a public company.

     The analysis of new business opportunities will be undertaken by or under the supervision of our officers, directors, accountants and legal counsel. We will have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

     * potential for growth, indicated by new technology, anticipated market expansion or new products or services;
     * competitive position as compared to other firms of similar size and experience within the industry segment, as well as within the industry as a whole;
     * strength and diversity of management, either in place or scheduled for recruitment;
     * capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
     * the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;
     *    the extent to which the business opportunity can be advanced;
     * the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
     * other factors deemed to be relevant by our management team, which currently consists solely of Mr. Keaveney.

     In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited financial resources available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     No assurances can be given that the Company will be able to enter into a business combination of any nature.

FORM OF ACQUISITION

     The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity and the relative negotiating strength of the Company and such promoters.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax-free" reorganization under
Section 368(a) (1) of the Internal Revenue Code of 1986, as amended ("Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax-free" provisions provided under the Code, our shareholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the Company. Under other circumstances, depending upon the relative negotiating strength of the parties, our shareholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were shareholders of the Company prior to such reorganization.

     Our present shareholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all or a majority of the officers and directors may resign and new officers and directors may be appointed without any vote by our shareholders.

     In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by shareholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a shareholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal right to dissenting shareholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.


     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosures documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

     We presently have no employees other than David Keaveney. Our officer and sole director is engaged in outside business activities and anticipates he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

     Although our management has not taken any preliminary steps to consummate a business combination, we anticipate beginning our search for viable business combination targets once we become a fully reporting company with the U.S. Securities and Exchange Commission. We believe there are many valuable resources we can reach out to in order to identify potential targets including, but not limited to, business brokers, networking web sites, conferences, business professionals and direct contacts by our management with business owners with whom Mr. Keaveney is familiar.

COMPETITIVE CONDITIONS

     We are in a  highly  competitive  market  for a small  number  of  business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

     In the event we are successful in identifying a private company that is interested in combining with us, the private company will have to provide us with a lot of information related to its business history, prospects, financial condition, management and have books and records that are auditable without undue time and expense. Upon entry into a definitive agreement with a target, we will have to file a Form 8-K describing the proposed transaction, that the proposed transaction will result in a change in control of our Company and include audited financial statements of the combined entity as an exhibit to the Form 8-K or in an amendment to the Form 8-K.

     We believe that Mr. Keaveney's experience in dealing with reporting companies will be attractive to some private companies, since he has prepared or assisted in the preparation of numerous Form 10-Ks, Form 10-Qs, Form 8-Ks, press releases. Mr. Keaveney also has experience in working with auditors and securities counsel, applying for CUSIP Bureau numbers and filing of form 15c-211s that could save the potential target and the combined entity substantial amounts of time and money.

     We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

REPORTS TO SECURITY HOLDERS

     1. We will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.
     2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

BUSINESS AND LEGAL DEVELOPMENTS REGARDING CLIMATE CHANGE

     We do not believe our business will be affected by business and legal developments regarding climate change. However, in the event we acquire or merge with a business that could be affected by business and legal developments regarding climate change, we will certainly analyze such factors and their potential or actual impact on our future business.

DESCRIPTION OF PROPERTY

     We do not own or lease any real estate.

SUBSIDIARIES

     We have no subsidiaries.

EMPLOYEES

     The Company has one part time employee, David W. Keaveney, our President and Chief Executive Officer. Mr. Keaveney is devoting part, but not all, of his time to the Company. The Company believes it has an excellent relationship with its employee. Our sole employee is not represented by a labor union.

     Currently, we do not have any employment agreements with any of our officers, directors or employees. We may offer employment agreements to our executive officers in the future.

LEGAL PROCEEDINGS

     We are not a party to any legal proceedings and are not aware of any threatened litigation.

           CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Meiguo Ventures or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

     In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.

     Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. Our actual results may vary materially from those contained in such forward looking statements because of risks to which we are subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, litigation and other risks to which we are subject.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF MEIGUO VENTURES, INC. FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2010 AND FOR THE FISCAL YEARS ENDED DECEMBER 31, 2009 AND 2008, SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED AND AUDITED FINANCIAL
STATEMENTS, AND THE NOTES TO THOSE FINANCIAL STATEMENTS THAT ARE INCLUDED ELSEWHERE IN THIS PROSPECTUS. REFERENCES TO "WE," "OUR," OR "US" IN THIS SECTION REFERS TO THE COMPANY AND ITS SUBSIDIARIES. OUR DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER THE RISK FACTORS, FORWARD-LOOKING STATEMENTS AND BUSINESS SECTIONS IN THIS PROSPECTUS. WE USE WORDS SUCH AS "ANTICIPATE," "ESTIMATE," "PLAN," "PROJECT," "CONTINUING," "ONGOING," "EXPECT," "BELIEVE," "INTEND," "MAY," "WILL," "SHOULD," "COULD," AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS.


OVERVIEW


     We were organized as a vehicle to investigate and, if such investigation warrants, merge or acquire a target company or business seeking the perceived advantages of being a publicly held corporation. As of the date of this prospectus, we have no particular acquisitions in mind and have not entered into any negotiations with respect to the possibility of a merger or acquisition between us and such other company.

     If we consummate a business combination, we will use our best efforts to have our stock quoted on the OTC Bulletin Board (the "OTCBB"), and anticipate that our common stock will be eligible to trade on the OTCBB subsequent to such business combination. In addition, subsequent to such business combination, we may seek the listing of our common stock on any of the several NASDAQ markets or the American Stock Exchange, either immediately after such business combination or sometime in the future. There can be no assurance that after we consummate a business combination we will be quoted on the OTCBB or be able to meet the initial listing standards of any stock exchange or quotation service, or that we will be able to maintain a listing of our common stock on any of those or any other stock exchange or quotation service.

     Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

     We do not currently engage in any business activities. We do not currently have any cash flow. The costs of investigating and analyzing business combinations for the next twelve (12) months and beyond such time will be paid with money in our treasury or will be loaned to or invested in us by our shareholders, management or other investors. There can be no assurance that we will be able to obtain any additional money for our treasury should it become necessary. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital, and there can be no assurance that we shall be able to receive additional financing.

     During the next twelve (12) months we anticipate incurring costs related to:

     (i)  filing of Exchange Act reports, and
     (ii) costs relating to consummating a merger or acquisition.

     We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

     None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business which is selected by us may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of revenues or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

     Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective shareholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

     We intend to seek to carry out our business plan as discussed herein. In order to do so, we need to pay ongoing expenses, including particularly accounting fees incurred in conjunction with preparation and filing of this prospectus, and in conjunction with future compliance with its on-going reporting obligations. Although we have raised capital pursuant to a private offering to pay these anticipated expenses, we may not have sufficient funds to pay all or a portion of such expenses. If we fail to pay such expenses, we have not identified any alternative sources. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing

     We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties. We have adopted a policy that we will not seek an acquisition or merger with any entity in which any of our officers, directors, and controlling shareholders or any affiliate or associate serves as an officer or director or holds any ownership interest.

     We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     We do not currently intend to retain any entity to act as a finder to identify and analyze the merits of potential target businesses. However, we presently contemplate that Michael Zaroff, one of our officers, directors and controlling shareholders, may introduce potential business combinations to us. No finder's fees will be paid to Mr. Zaroff.

     After this prospectus is declared effective by the Commission, our officers and directors intend to contact a number of registered broker-dealers to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us. Business opportunities may also come to our attention from various sources, including professional advisers such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals. If such person is not a registered broker-dealer, we will not pay any fees unless legally permitted to do so. All securities transactions effected in connection with our business plan as described in this prospectus will be conducted through or effected by a registered broker-dealer.

     As to date there have been no discussions, agreements or understandings with any broker-dealers or finders regarding our search for business opportunities. Our management is not affiliated with any broker-dealers, and has not in the past retained a broker-dealer to search for business opportunities.

     In the event of a successful acquisition or merger, we may pay a finder's fee, in the form of cash or common stock in the merged entity retained by us, to individuals or entities legally authorized to do so, if such payments are permitted under applicable federal and state securities law. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time, but is expected to be comparable to consideration normally paid in like transactions. Management believes that such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Any cash finder's fee earned will need to be paid by the prospective merger or acquisition candidate, because we do not have sufficient cash assets with which to pay any such obligation. If we are required pursuant to applicable federal or state securities laws, any finder retained by us will be a registered broker-dealer, who shall be compensated solely in accordance with the NASD regulations. No fees of any kind will be paid by us to our promoters and management or to our associates or affiliates.

     We may merge with a company which has retained one or more consultants or outside advisors. In such situation, we expect that the business opportunity will compensate the consultant or outside advisor. As of the date of this filing, there have been no discussions, agreements or understandings with any third-parties or with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company. Consequently, we are unable to predict how the amount of such compensation will be calculated at this time. It is anticipated that any finder which the target company retains would likely be a registered broker-dealer.

     We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may desire to have its shares publicly traded, or may seek other perceived advantages which we may be able to offer by virtue of being a public shell with no liabilities, which shall be up to date in its reporting requirements, which management anticipates shall be eligible for trading on the OTC Bulletin Board subsequent to such Business Combination Transaction, and which shall be in good standing in the United States and the State of Delaware. There are no existing loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

     This offering is being conducted pursuant to Rule 419 of the Securities Act. Accordingly, if and when any sale of securities is made by a selling
stockholder  prior  to  our  entry  into  a  merger,   acquisition,  or  similar
transaction (hereinafter collectively referred to as a "Business Combination Transaction"), the selling shareholders shall be required to enter into an escrow agreement as a condition of the sale prior to the consummation of the sale, and the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the "Purchasers") shall promptly be placed into escrow with an insured depository institution.

     When we become aware that our entry into a Business Combination Transaction has become probable, we shall file an amendment to this registration statement with the SEC suspending this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the "Targets"), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the "Deadline") in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date upon which the SEC declares the amendment effective, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

     Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

     If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends thereon, all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them and we shall file a post-effective amendment to this registration statement removing the securities from registration and terminating the offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

     If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

     If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said 18 month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable. If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

     If any shares are sold pursuant to this offering, the funds from those sales would be received by the selling shareholders if the Purchasers of those shares approve of a Business Combination Transaction completed prior to eighteen
(18) months after the effective date of this registration statement. Such funds would be returned to the Purchasers either if they do not approve of the Business Combination Transaction or if we do not complete a Business Combination Transaction within such eighteen (18) month period. In view of the fact that we will not receive any funds from this offering regardless of (A) the number of shares sold pursuant to this offering or (B) if shares are sold pursuant to this offering, regardless of whether any or all Purchasers of shares approve of a Business Combination Transaction which we enter into within such eighteen (18) month period, if any or all Purchasers' fail to approve such transaction or if there are few or no sales pursuant to this offering, we would not be prevented from entering into or completing such transaction, and would then return the funds held in escrow to any Purchasers who failed to approve such transaction. Our ability to enter into and complete a Business Combination Transaction will depend upon factors including (A) our status as a public company, and (B) our ability to become quoted on quotation services such as the OTC Bulletin Board subsequent to such Business Combination Transaction and will not be affected by the number of shares sold pursuant to this offering or by Purchasers' decisions to remain investors in our company subsequent to a Business Combination Transaction or to seek the return of their escrow funds. The funds raised from any sales pursuant to this offering when released from escrow would be paid to the selling shareholders and not to us. Therefore, the return of any funds to the purchasers of shares pursuant to this offering would not affect us, because we would never receive such funds in any case.

     We may merge with a company which has retained one or more consultants or outside advisors. In such situation, we expect that the business opportunity will compensate the consultant or outside advisor. As of the date of this filing, there have been no discussions, agreements or understandings with any third-parties or with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company. Consequently, we are unable to predict how the amount of such compensation will be calculated at this time. It is anticipated that any finder which the target company retains would likely be a registered broker-dealer.

     We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may desire to have its shares publicly traded, or may seek other perceived advantages which we may be able to offer by virtue of being a public shell with no liabilities, which shall be up to date in its reporting requirements, which management anticipates shall be eligible for trading on the OTC Bulletin Board subsequent to such Business Combination Transaction, and which shall be in good standing in the United States and the State of Delaware. There are no existing loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

     This offering is being conducted pursuant to Rule 419 of the Securities Act. Accordingly, if and when any sale of securities is made by a selling
stockholder  prior  to  our  entry  into  a  merger,   acquisition,  or  similar
transaction (hereinafter collectively referred to as a "Business Combination Transaction"), the selling shareholders shall be required to enter into an escrow agreement as a condition of the sale prior to the consummation of the sale, and the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the "Purchasers") shall promptly be placed into escrow with an insured depository institution.

     When we become aware that our entry into a Business Combination Transaction has become probable, we shall file an amendment to this registration statement with the SEC suspending this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the "Targets"), we shall file an amendment to this registration statement and send the Purchasers, if any, extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period of forty five (45) business days after the effective date of that amendment (the end of such period, the "Deadline") in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, then, after the Business Combination Transaction is complete, which will be at least forty five (45) business days after the date upon which the SEC declares the amendment effective, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling stockholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling stockholder from whom he, she or it purchased his, her or its shares.

     Subsequent to consummating such Business Combination Transaction and the effective date of the amendment to this registration statement, we would no longer be deemed to be a shell company, and shares could be transferred without complying with the provisions of Rule 419.

     If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, plus any interest or dividends thereon, all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them and we shall file a post-effective amendment to this registration statement removing the securities from registration and terminating the offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

     If there are no sales of securities pursuant to this offering within eighteen (18) months after the date the SEC declares this registration statement effective, no funds or securities shall be placed in escrow, and we will file an amendment to this registration statement with the SEC removing the shares from registration and, subject to the next paragraph, terminating this offering, in which event the shares cannot be sold unless they are registered or unless a valid exemption from registration is then available; please note that shares of a blank check company cannot be sold pursuant to Rule 144.

     If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement; provided, however, that if there are no sales of securities pursuant to this offering, and during said 18 month period we become aware that a business combination is probable, we shall suspend this offering, and shall notify the selling shareholders that this offering is being suspended. If the potential Business Combination Transaction is not consummated, this offering shall be resumed, and the selling shareholders may sell shares again pursuant to this offering.

     If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file a Form 8-K with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers' opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable. If the potential Business Combination Transaction is not consummated during the eighteen (18) month period, we will file an amendment to this registration statement with the SEC removing the shares from registration and terminating this offering, in which event the shares would not be able to be sold unless they are registered or unless a valid exemption from registration is then available.

     If any shares are sold pursuant to this offering, the funds from those sales would be received by the selling shareholders if the Purchasers of those shares approve of a Business Combination Transaction completed prior to eighteen
(18) months after the effective date of this registration statement. Such funds would be returned to the Purchasers either if they do not approve of the Business Combination Transaction or if we do not complete a Business Combination Transaction within such eighteen (18) month period. In view of the fact that we will not receive any funds from this offering regardless of (A) the number of shares sold pursuant to this offering or (B) if shares are sold pursuant to this offering, regardless of whether any or all Purchasers of shares approve of a Business Combination Transaction which we enter into within such eighteen (18) month period, if any or all Purchasers' fail to approve such transaction or if there are few or no sales pursuant to this offering, we would not be prevented from entering into or completing such transaction, and would then return the funds held in escrow to any Purchasers who failed to approve such transaction. Our ability to enter into and complete a Business Combination Transaction will depend upon factors including (A) our status as a public company, and (B) our ability to become quoted on quotation services such as the OTC Bulletin Board subsequent to such Business Combination Transaction and will not be affected by the number of shares sold pursuant to this offering or by Purchasers' decisions to remain investors in our company subsequent to a Business Combination Transaction or to seek the return of their escrow funds. The funds raised from any sales pursuant to this offering when released from escrow would be paid to the selling shareholders and not to us. Therefore, the return of any funds to the purchasers of shares pursuant to this offering would not affect us, because we would never receive such funds in any case.


BUSINESS DEVELOPMENT


     Meiguo Ventures I, Inc. ("Company") was incorporated in the State of Delaware on October 31, 2008. The Company has been in the developmental stage since inception and has conducted virtually no business operations. The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We have a minimal amount of cash. The Independent Auditor's Report to our financial statements for the period from October 31, 2008 (Inception) to December 31, 2009, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that we will offer noncash consideration and seek equity lines as a means of financing our operations; (iv) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing shareholders.


BUSINESS OF ISSUER

     The Company, based on our proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission ("SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a) (51) of the Exchange Act of 1934, as amended ("Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.


     Because we are a "blank check" company, all shares currently bear a restrictive legend and cannot be sold without registration or an exemption from registration. Also, all of our shareholders have entered into an escrow agreement. Any stockholder who desires to sell his or her shares prior to our


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

entering into a Business Combination Transaction must notify us. We will then determine if the broker dealer arranged for the sale to comply with the applicable "Blue Sky" laws. If all applicable "Blue Sky" laws have been satisfied, the shares to be sold and the funds to be received from prospective purchasers of said shares will then be placed in an escrow account with the Wilmington Trust Company, an insured depository institution. Any dividends earned by the prospective purchasers while the shares are being held will also be placed in the escrow account. These funds or shares will be held in escrow until an acquisition meeting the criteria specified in and conducted pursuant to Rule 419 is completed. We have paid the applicable escrow fees.


     The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities markets, such as the New York Stock Exchange ("NYSE"), NASDAQ, American Stock Exchange ("AMEX") or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company. The Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.


     Since we have only one officer and director, David W. Keaveney, the analysis of new business opportunities will be undertaken by and under the supervision of our Mr. Keaveney. As of the date of this filing, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.
However, we have a nominal amount of cash at this time and no plan to raise additional money through the sale of equity or borrow money from a traditional lending source. Mr. Keaveney has verbally committed to the Company that he will fund the costs of preparing the Company's Exchange Act reports (Form 10-Ks, Form 10-Qs, Form 8-Ks) for the current fiscal year ending December 31, 2010 if the Company's then current amount of cash is insufficient. However, Mr. Keaveney has not committed to pay such costs beyond the preparation of the Form 10-K for the fiscal year ending December 31, 2010. In the event that Mr. Keaveney fails to pay such costs and the Company's then current amount of cash is insufficient, the Company's common stock would likely be limited to quotation on the Pink Sheets and no market for the common stock would develop or, if a market did develop, the market for our common stock would not exist for very long. Investors in our common stock could lose part or all of their investment in our shares.


FINANCIAL RESULTS AND OUTLOOK


From it's inception on October 31, 2008, the Company has been funded by its sole officer and director and from proceeds from the issuance of equity securities. We have generated no revenues or profits through September 30, 2010. We also have very little operating history upon which an evaluation of our future success or failure can be made. As of September 30, 2010, we had incurred a net loss of approximately $36,596 since inception.


     From December 2009, until March 23, 2010, we issued an aggregate of 2,932,559 shares to a total of 54 investors at a purchase price of $.01 per share for an aggregate amount of $29,325.


We have generated no revenue since inception and our loss from operations was $33,339 for the nine months ended September 30, 2010. There was no activity in the Company for the nine months ended September 30, 2009. Net cash used by operating activities was $30,739 and net cash provided by financing activities was $32,545 for the nine months ended September 30, 2010. The Company's cash balance at September 30, 2010 was $4,319.

Since the Company's principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings, the Company may have a sufficient amount of cash on hand in order to achieve our objective. Additional funding may be required from our sole officer and director and, if necessary, proceeds from the issuance of equity securities.


CRITICAL ACCOUNTING POLICIES


     The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, shareholders' equity and cash flows disclose activity since the date of the Company's inception. The Company has elected a fiscal year ending on December 31.


     In April 2009, the FASB issued FASB ASC 825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 Interim Disclosures About Fair Value Of Financial Instruments"), which increases the frequency of fair value disclosures to a quarterly basis instead of on an annual basis. The guidance relates to fair value disclosures for any financial instruments that are not currently reflected on an entity's balance sheet at fair value. FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual periods ending after June 15, 2009. The adoption of FASB ASC 825-10-50 and FASB ASC 270 did not have a material impact on results of operations, cash flows, or financial position.

     We account for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505 ("ASC 505"). ASC 718 and ASC 505 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.


     Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for the period from October 31, 2008 (Inception) through September 30, 2010.


     Earnings per share is computed in accordance with the provisions of Financial Accounting Standards (FASB) Accounting Standards Codification (ASC) Topic 260 (SFAS No. 128, "Earnings Per Share"). Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, as adjusted for the dilutive effect of the Company's outstanding convertible preferred shares using the "if converted" method and dilutive potential common shares. Potentially dilutive securities include warrants, convertible preferred stock, restricted shares, and contingently issuable shares.

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
RECENT ACCOUNTING PRONOUNCEMENTS

     In May 2009, the FASB issued FASB ASC 855-10 (prior authoritative literature, FSB No. FAS 165, "Subsequent Events"). FASB ASC 855-10 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. FASB ASC 855-10 is effective for interim or annual financial periods ending after June 15, 2009. FASB ASC 855-10 did not have a material effect on the financial position, cash flows, or results of operations.

     In June 2009, the FASB issued FASB ASC 105-10 (prior authoritative literature, FSB No. FAS 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162). FASB ASC 105-10 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company's consolidated financial statements.

     The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.


COMPARISON OF THE THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009

     There was no activity in the Company for the three month period ending September 30, 2009.


GENERAL AND ADMINISTRATION EXPENSES

     General and administration expenses consist primarily of professional fees and other general and administrative expenses.


     Other General and Administrative Expenses. Other general and administrative expenses consist of filing fees and bank service charges. Filing fees totaled $628 for the three month period ended September 30, 2010.


NET LOSS


     Our net loss was $628 for the three month period ended September 30, 2010 due to the general and administration expenses listed above.

COMPARISON OF THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2010 AND 2009

     There was no activity in the Company for the nine month period ending September 30, 2009.

GENERAL AND ADMINISTRATION EXPENSES

     General and administration expenses consist primarily of professional fees and other general and administrative expenses.

     Professional Fees. Professional fees consist of fees paid to our independent accountants, lawyers and other professionals and consultants. Professional fees totaled $30,003 for the nine month period ended September 30, 2010 and consisted of $12,253 in legal fees, $3,750 in audit fees and $14,000 in consulting fees. These expenses related to the Company's prospectus, sale of securities, audits, reviews and general consulting fees paid.

     Other General and Administrative Expenses. Other general and administrative expenses consist of filing fees and bank service charges. Filing fees totaled $2,001 and bank charges totaled $1,335 for the nine month period ended September 30, 2010.

NET LOSS

     Our net loss was $33,339 for the nine month period ended September 30, 2010 due to the general and administration expenses listed above.


LIQUIDITY AND CAPITAL RESOURCES


     Since our inception, we have funded our operations primarily through the private sales of equity securities during the period from December 2009 until March 23, 2010, when we issued an aggregate of 2,932,559 shares for an aggregate amount of $29,325. In addition, our sole officer has advanced a total of $5,890 to the Company for working capital requirements during the period from October 31, 2008 (Inception) to September 30, 2010.

     As of September 30, 2010, we had cash and cash equivalents of $4,319.

     Net cash used by operating activities was $30,739 for the nine months ended September 30, 2010 and was comprised of our net loss of $33,339, an increase in accrued expenses of $600 and common stock issued for legal services valued at $2,000.

     Net cash provided by financing activities was $32,545 for the nine months ended September 30, 2010, consisting of 2,688,559 shares of common stock sold to investors for an aggregate of $26,885 and $5,660 advanced to the Company by its sole officer for working capital requirements.

We did not have any cash flow activities for the nine months ended September 30, 2010.


PERCEIVED BENEFITS

     There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

     * the ability to use registered securities to make acquisitions of assets or businesses;
     *    increased visibility in the financial community;
     *    the facilitation of borrowing from financial institutions;
     *    improved trading efficiency;
     *    shareholder liquidity;
     *    greater ease in raising capital;
     * compensation of key employees through stock options for which there may be a market valuation;
     *    enhanced corporate image; and
     *    a presence in the United States' capital markets.

POTENTIAL TARGET COMPANIES

     A business entity that may be interested in a business combination with the Company may include the following:

     * a company for which a primary purpose of becoming a public company is the use of is securities for the acquisition of assets or business;
     * a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
     * a company that believes it will be able to obtain investment capital on more favorable terms after it has become public;
     * a foreign company that may wish an initial entry into the United States' securities markets;
     * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employees Stock Option Plan; and
     * a company seeking one or more of the other perceived benefits of becoming a public company.

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
     The analysis of new business opportunities will be undertaken by or under the supervision of our officers, directors, accountants and legal counsel. We will have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

     * potential for growth, indicated by new technology, anticipated market expansion or new products or services;
     * competitive position as compared to other firms of similar size and experience within the industry segment, as well as within the industry as a whole;
     * strength and diversity of management, either in place or scheduled for recruitment;
     * capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
     * the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;
     *    the extent to which the business opportunity can be advanced;
     * the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
     * other factors deemed to be relevant by our management team, which currently consists solely of Mr. Keaveney.

     In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited financial resources available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     No assurances can be given that the Company will be able to enter into a business combination of any nature.

FORM OF ACQUISITION

     The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity and the relative negotiating strength of the Company and such promoters.


     It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax-free" reorganization under
Section 368(a) (1) of the Internal Revenue Code of 1986, as amended ("Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax-free" provisions provided under the Code, our shareholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the Company. Under other circumstances, depending upon the relative negotiating strength of the parties, our shareholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were shareholders of the Company prior to such reorganization.

     Our present shareholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all or a majority of the officers and directors may resign and new officers and directors may be appointed without any vote by our shareholders.

     In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by shareholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a shareholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal right to dissenting shareholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.


     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosures documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

     We presently have no employees other than David Keaveney. Our officer and sole director is engaged in outside business activities and anticipates he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

     Although our management has not taken any preliminary steps to consummate a business combination, we anticipate beginning our search for viable business combination targets once we become a fully reporting company with the U.S. Securities and Exchange Commission. We believe there are many valuable resources we can reach out to in order to identify potential targets including, but not limited to, business brokers, networking web sites, conferences, business professionals and direct contacts by our management with business owners with whom Mr. Keaveney is familiar.

COMPETITIVE CONDITIONS

     We are in a  highly  competitive  market  for a small  number  of  business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination. In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

     In the event we are successful in identifying a private company that is interested in combining with us, the private company will have to provide us with a lot of information related to its business history, prospects, financial condition, management and have books and records that are auditable without undue time and expense. Upon entry into a definitive agreement with a target, we will have to file a Form 8-K describing the proposed transaction, that the proposed transaction will result in a change in control of our Company and include audited financial statements of the combined entity as an exhibit to the Form 8-K or in an amendment to the Form 8-K.

     We believe that Mr. Keaveney's experience in dealing with reporting companies will be attractive to some private companies, since he has prepared or assisted in the preparation of numerous Form 10-Ks, Form 10-Qs, Form 8-Ks, press releases. Mr. Keaveney also has experience in working with auditors and securities counsel, applying for CUSIP Bureau numbers and filing of form 15c-211s that could save the potential target and the combined entity substantial amounts of time and money.

     We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

REPORTS TO SECURITY HOLDERS

     1. We will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.
     2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual shareholders' meeting or until their successors have been duly elected and qualified. The following table sets forth certain information regarding our current directors and executive officers:

Name                Age              Position                     Director Since
----                ---              --------                     --------------

David W. Keaveney    40    President, Chief Executive Officer,     October 2008
                           Chief Financial Officer, Secretary
                           and Director

     Certain biographical information of our directors and officers is set forth below.

DAVID W. KEAVENEY, PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, SECRETARY AND A DIRECTOR

     DAVID W. KEAVENEY has been the President, Chief Executive Officer, Chief Financial Officer, Secretary and the sole Director of Meiguo Ventures I, Inc., a Delaware corporation, since its inception on October 31, 2008. Mr. Keaveney has also been the President and Chief Executive Officer and a Director of Meiguo

Acquisition Corp., a reporting company, since October 8, 2008. Mr. Keaveney served as the President and Chief Executive Officer of Motorsports Emporium, Inc. (currently known as International Building Technologies Group, Inc.,
Symbol: INBG) from September 25, 2004 until his resignation on April 16, 2007. Mr. Keaveney has nearly 20 years of finance and investment experience, spending the past four years rehabilitating public companies. For over ten years, Mr. Keaveney has consulted many entrepreneurial companies on business development, corporate restructuring, reorganization, and debt restructuring. Mr. Keaveney began his career as a licensed National Association of Securities Dealers Series 7 Registered Representative. Mr. Keaveney studied Finance and Economics at Harvard, but has not received a degree from Harvard. He received a mini-MBA from Loyola University, earned CPD course work from Wharton, and is currently studying Mandarin Chinese. From March 2009 until June 2009, Mr. Keaveney served as the President and director of Axia Group, Inc., a publicly held company (Symbol: AGIJ). Since March 2009, Mr. Keaveney has been the President and a director of The Valor Organization (formerly known as HIRU Corporation), a privately held Nevada corporation (not to be confused with HIRU Corporation, a publicly held Georgia corporation, with whom Mr. Keaveney has no connection). Mr. Keaveney is the Managing Member of Shareholder Advocates, LLC, a privately held Arizona limited liability company.

DIRECTORSHIPS

     Except for David W. Keaveney, none of our directors or persons nominated or chosen to become directors hold any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940. Mr. Keaveney is a director of Meiguo Acquisition Corp., a company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act.

OTHER SIGNIFICANT EMPLOYEES

     No other significant employees exist.

FAMILY RELATIONSHIPS

     No family relationship exists between or among any of our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Meiguo Ventures:

     (1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3)  was  subject  to any  order,  judgment  or  decree,  not  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any type of business practice; or

          (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

     (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph
          (3) (i), above, or to be associated with persons engaged in any such activity; or

     (5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE

     The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

CODE OF BUSINESS CONDUCT AND ETHICS

     On March 24, 2010, we adopted a Code of Business Conduct and Ethics applicable to our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and any other persons performing similar functions. Our Code of Business Conduct and Ethics was designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics will be posted on our website whenever we set it up Our Code of Business Conduct and Ethics will be provided free of charge by us to interested parties upon request. Requests should be made in writing and directed to the Company at the following address: 28248 North Tatum Blvd., Suite B-1-434, Cave Creek, Arizona 85331.

                             EXECUTIVE COMPENSATION

     David Keaveney, the Company's sole officer and director, does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The Company's sole officer and director intend to devote no more than a few hours a week to our affairs. However, Mr. Keaveney paid certain formation expenses related to the incorporation of the Company and contributed time to such formation and in developing the Company's business plan.

     Mr. Keaveney will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

     It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

DIRECTOR COMPENSATION

     We do not have a formal compensation plan for our directors.

EMPLOYMENT CONTRACTS

     We do not have any employment agreements with our employees or officers.

STOCK OPTIONS AND WARRANTS

     We have no outstanding stock options or warrants.

OPTION/SAR GRANTS TABLE

     There were been no stock options/SARS granted under our stock option plans to executive officers and directors, since we have no such plans in effect.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     There have been no exercises of stock options/SAR by executive officers.

LONG-TERM INCENTIVE PLAN AWARDS

     There were been no long-term incentive plan awards made by the company.

REPRICING OPTIONS

     We have not repriced any stock options.

COMPENSATION DISCUSSION AND ANALYSIS

     We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

     We have only one member on our board of directors and do not currently have a compensation committee. However, we intend to expand our board of directors in the near future by appointing or electing at least two new directors who will be deemed to be independent directors. The presence of independent directors on our board of directors will allow us to form and constitute a compensation committee of our board of directors.

     The primary objectives of the compensation committee with respect to executive compensation will be to (i) attract and retain the best possible executive talent available to us; (ii) motivate our executive officers to enhance our growth and profitability and increase shareholder value; and (iii) reward superior performance and contributions to the achievement of corporate objectives.

     The focus of our executive pay strategy will be to tie short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives or benchmarks and to align executive compensation with the creation and enhancement of shareholder value. In order to achieve these objectives, our compensation committee will be tasked with developing and maintaining a transparent compensation plan that will tie a substantial portion of our executives' overall compensation to our sales, operational efficiencies and profitability.

     Our board of directors has not set any performance objectives or benchmarks for 2010, as it intends for those objectives and benchmarks to be determined by the compensation committee once it is constituted and then approved by the board. However, we anticipate that compensation benefits will include competitive salaries, bonuses (cash and equity based), health insurance and stock option plans.

     Our compensation committee will meet at least quarterly to assess the cost and effectiveness of each executive benefit and the performance of our executive officers in light of our revenues, expenses and profits.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     To our knowledge, the following table sets forth, as of October 15, 2010, information regarding the ownership of our common stock by:


     *    Persons who own more than 5% of our common stock
     *    each of our directors and each of our executive officers; and
     *    all directors and executive officers as a group.

     Each person has sole voting and investment power with respect to the shares shown, except as otherwise noted.

                                                      Amount and Nature
                                                   of Beneficial Ownership
         Name and Address                         ---------------------------
       of Beneficial Owner                        Number          Percent (1)
       -------------------                        ------          -----------
     David W. Keaveney                          1,000,000            24.2%
     28248 N. Tatum Blvd., Suite B-1-434
     Cave Creek, Arizona 85331

     All officers and directors as a
      group (1 person)                          1,000,000            24.2%

----------

(1) The numbers and percentages set forth in these columns are based on 4,132,559 shares of common stock outstanding as of October 15, 2010. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

CHANGES IN CONTROL

     We are not aware of any arrangements that may result in a change in control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

     On October 31, 2008 (inception), the Company issued 1,000,000 restricted shares of its common stock to David W. Keaveney in exchange for incorporation fees, annual resident agent fees in the State of Delaware and developing our business concept and plan. All shares were considered issued at their par value ($.0001 per share). With respect to the sales made to Mr. Keaveney, the Company relied upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

     We utilize the office space and equipment of David W. Keaveney at no cost. Management estimates such amounts to be immaterial.

     Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to our registration statement.

     As of the effective date of our registration statement on Form S-1, Meiguo Ventures became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

     You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

                            Meiguo Ventures I, Inc.,
                     28248 North Tatum Blvd., Suite B-1-434,
                            Cave Creek, Arizona 85331
                                 (602) 300-0432

                              FINANCIAL STATEMENTS


     Our unaudited financial statements for the three and nine month periods ending September 30, 2010 and audited financial statements for the period from October 31, 2008 (Inception) to December 31, 2009 commence on page F-1.

                          INDEX TO FINANCIAL STATEMENTS


UNAUDITED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2010 AND 2009:
Unaudited Balance Sheet as of September 30, 2010                             F-2

Unaudited Statements of Operations for the Three and Nine Months
Ended September 30, 2010 and 2009 and the cumulative period from
October 31, 2008 (Inception) to September 30, 2010                           F-3

Unaudited Statements of Stockholders' Equity (Deficit) from
October 31, 2008 (Inception) to September 30, 2010                           F-4

Unaudited Statements of Cash Flows For the Nine Months Ended
September 30, 2010 and 2009 and the cumulative period from
October 31, 2008 (Inception) to September 30, 2010                           F-5

Notes to Unaudited Financial Statements                                      F-6


FINANCIAL STATEMENTS AS OF DECEMBER 31, 2009 AND 2008:

Report of Independent Registered Public Accounting Firm                     F-11

Balance Sheets as of December 31, 2009 and 2008                             F-12

Statements of  Operations for the Year Ended December 31, 2009, the
period from October 31, 2008 (Inception) to December 31, 2008 and the cumulative period from  October 31, 2008 (Inception) to
December 31, 2009                                                           F-13

Statements of  Stockholders' Equity (Deficit) from October 31, 2008
(Inception) to December 31, 2009                                            F-14

Statements of Cash Flows for the Year Ended December 31, 2009, the
period from October 31, 2008 (Inception) to December 31, 2008 and the cumulative period from October 31, 2008 (Inception) to
December 31, 2009                                                           F-15

Notes to Financial Statements                                               F-16

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                        September 30,       December 30,
                                                                            2010               2009
                                                                          --------           --------
                                                                         (Unaudited)         (Audited)
ASSETS

Current assets
  Cash and Cash Equivalents                                               $  4,319           $  2,513
                                                                          --------           --------
Total current assets                                                         4,319              2,513
                                                                          --------           --------

Total assets                                                              $  4,319           $  2,513
                                                                          ========           ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
  Accrued expenses                                                        $  3,600           $  3,000
                                                                          --------           --------
Total current liabilities                                                    3,600              3,000

Payable to a related party                                                   5,890                230
                                                                          --------           --------

Total liabilities                                                            9,490              3,230
                                                                          --------           --------
Stockholder's equity
  Preferred stock ($.0001 par value), 20,000,000 shares
   authorized and none issued and outstanding                                   --                 --
  Common stock ($.0001 par value), 230,000,000 shares authorized
   4,132,559 issued and outstanding at September 30, 2010 and at
   December 31, 2009                                                           413                124
  Additional paid-in capital                                                31,012              2,416
  Deficit accumulated during the development stage                         (36,596)            (3,257)
                                                                          --------           --------
Total stockholder's equity                                                  (5,171)              (717)
                                                                          --------           --------

Total liabilities and stockholder's equity                                $  4,319           $  2,513
                                                                          ========           ========


    The accompanying notes are an integral part of these financial statements

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                                                                     Cumulative from
                                       For the Three Months Ended       For the Nine Months Ended    October 31, 2008
                                              September 30,                   September 30,           (Inception) to
                                       --------------------------      ---------------------------     September 30,
                                          2010            2009            2010             2009            2010
                                       ----------      ----------      ----------       ----------      ----------
Revenue                                $       --      $       --      $       --       $       --      $       --

General and administration expenses
  Filing Fees                                 628              --           2,001               --           2,231
  Bank charges                                 --              --           1,335               --           1,362
  Professional Fees                            --              --          30,003               --          33,003
                                       ----------      ----------      ----------       ----------      ----------
Loss from operations                         (628)             --         (33,339)              --         (36,596)
                                       ----------      ----------      ----------       ----------      ----------

Net loss for the period                $     (628)     $       --      $  (33,339)      $       --      $  (36,596)
                                       ==========      ==========      ==========       ==========      ==========
Net loss per share
  Basic and diluted                    $    (0.00)     $       --      $    (0.01)      $       --      $    (0.02)
                                       ----------      ----------      ----------       ----------      ----------
Weighted average shares outstanding
  Basic and diluted                     4,132,559       1,000,000       3,611,912        1,000,000       2,013,472
                                       ==========      ==========      ==========       ==========      ==========


   The accompanying notes are an integral part of these financial statements.

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                                   (Unaudited)

                                                                                                 Deficit
                                                                                               Accumulated      Total
                                                                                  Additional    During the   Stockholder's
                                                Common Stock       Common Stock    Paid-in     Development      Equity
                                             Shares       Amount    Subscribed     Capital        Stage        (Deficit)
                                             ------       ------    ----------     -------        -----        ---------
October 31, 2008, inception, common
 stock subscribed @ $.0001 par value       1,000,000      $   --      $ 100        $    --      $     --       $    100
Net loss for the period from
 October 31, 2008 (Inception) to
 December 31, 2008                                --          --         --             --          (230)          (230)
                                           ---------      ------      -----        -------      --------       --------
BALANCE, DECEMBER 31, 2008 (AUDITED)       1,000,000      $   --      $ 100        $    --      $   (230)      $   (130)
                                           ---------      ------      -----        -------      --------       --------
Shares issued for common stock
 previoulsy subscribed                            --         100      $(100)            --            --             --
Common stock issued for cash:
 @ $0.01 per share, Dec 15, 2009              59,000           6         --            584            --            590
 @ $0.01 per share, Dec 16, 2009              60,000           6         --            594            --            600
 @ $0.01 per share, Dec 16, 2009              65,000           7         --            643            --            650
 @ $0.01 per share, Dec 17, 2009              60,000           6         --            594            --            600
Net loss for the year ended
 December 31, 2009                                --          --         --             --        (3,027)        (3,027)
                                           ---------      ------      -----        -------      --------       --------
BALANCE, DECEMBER 31, 2009 (AUDITED)       1,244,000      $  124      $  --        $ 2,416      $ (3,257)      $   (717)
                                           ---------      ------      -----        -------      --------       --------
Common stock issued for cash:
 @ $0.01 per share, Jan 8, 2010              231,900          23         --          2,296            --          2,319
 @ $0.01 per share, Jan 15, 2010             119,169          12         --          1,180            --          1,192
 @ $0.01 per share, Jan 19, 2010             413,485          41         --          4,094            --          4,135
 @ $0.01 per share, Jan 28, 2010              64,000           6         --            634            --            640
 @ $0.01 per share, Feb 5, 2010               57,800           6         --            572            --            578
 @ $0.01 per share, Feb 22, 2010              58,500           6         --            579            --            585
 @ $0.01 per share, Feb 25, 2010             122,555          12         --          1,213            --          1,226
 @ $0.01 per share, Mar 3, 2010            1,152,800         115         --         11,413            --         11,528
 @ $0.01 per share, Mar 4, 2009              468,350          46         --          4,637            --          4,683
Common stock issued for legal services:
  @ $0.01 per share, Mar 5, 2010             200,000          20         --          1,980            --          2,000
Net loss for the nine month period
 ended September 30, 2010                         --          --         --             --       (33,339)       (33,339)
                                           ---------      ------      -----        -------      --------       --------

BALANCE, SEPTEMBER 30, 2010                4,132,559      $  413      $  --        $31,012      $(36,596)      $ (5,171)
                                           =========      ======      =====        =======      ========       ========


    The accompanying notes are an integral part of these financial statements

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                        Cumulative from
                                                          For the Nine Months Ended    October 31, 2008
                                                                September 30,           (Inception) to
                                                          -------------------------      September 30,
                                                            2010             2009            2010
                                                          --------         --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                 $(33,339)        $     --        $(36,596)
                                                          --------         --------        --------
Changes in non-cash working capital items
  Increase in accrued expenses                                 600               --           3,600
  Issuance of common stock for services                      2,000               --           2,000
                                                          --------         --------        --------

Net cash used by operating activities                      (30,739)              --         (30,996)
                                                          --------         --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by investing activities                       --               --              --
                                                          --------         --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payable to a related party                                 5,660               --           5,890
  Issuance of common stock for cash                         26,885               --          29,425
                                                          --------         --------        --------

Net cash provided by financing activities                   32,545               --          35,315
                                                          --------         --------        --------

Net increase in cash                                         1,806               --           4,319

Cash at beginning of period                                  2,513               --              --
                                                          --------         --------        --------

Cash at end of period                                     $  4,319         $     --        $  4,319
                                                          ========         ========        ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest                                  $     --         $     --        $     --
  Cash paid for taxes                                     $     --         $     --        $     --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES
  Common stock issued for services                        $  2,000         $     --        $  2,000


   The accompanying notes are an integral part of these financial statements.

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Meiguo Ventures I, Inc. (the "COMPANY") was incorporated under the laws of the State of Delaware on October 31, 2008 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "DEVELOPMENT STAGE ENTERPRISE" as set forth in ASC 915, "DEVELOPMENT STAGE ENTITIES." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company has elected a fiscal year ending on December 31.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in conformity with the instructions to Form 10-Q and Article 8-03 of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the disclosures included in these financial statements are adequate to make the information presented not misleading.

The unaudited financial statements included in this document have been prepared on the same basis as the annual financial statements and in management's opinion, reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto for the period from October 31, 2008 (Inception) to December 31, 2009 included in this Form S-1. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company's financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred losses, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                               September 30, 2010
                                  (Unaudited)


asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In April 2009, the FASB issued FASB ASC 825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 Interim Disclosures About Fair Value Of Financial Instruments"), which increases the frequency of fair value disclosures to a quarterly basis instead of on an annual basis. The guidance relates to fair value disclosures for any financial instruments that are not currently reflected on an entity's balance sheet at fair value. FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual periods ending after June 15, 2009. The adoption of FASB ASC 825-10-50 and FASB ASC 270 did not have a material impact on results of operations, cash flows, or financial position.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

STOCK-BASED COMPENSATION

We account for non-employee stock-based compensation in accordance with ASC 718 and ASC Topic 505 ("ASC 505"). ASC 718 and ASC 505 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

INCOME TAXES

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for the period from October 31, 2008 (Inception) through September 30, 2010.

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                               September 30, 2010
                                  (Unaudited)


BASIC EARNINGS (LOSS) PER SHARE

Earnings per share is computed in accordance with the provisions of Financial Accounting Standards (FASB) Accounting Standards Codification (ASC) Topic 260 (SFAS No. 128, "Earnings Per Share"). Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, as adjusted for the dilutive effect of the Company's outstanding convertible preferred shares using the "if converted" method and dilutive potential common shares. Potentially dilutive securities include warrants, convertible preferred stock, restricted shares, and contingently issuable shares.

IMPACT OF NEW ACCOUNTING STANDARDS

In May 2009, the FASB issued FASB ASC 855-10 (prior authoritative literature, FSB No. FAS 165, "Subsequent Events"). FASB ASC 855-10 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. FASB ASC 855-10 is effective for interim or annual financial periods ending after June 15, 2009. FASB ASC 855-10 did not have a material effect on the financial position, cash flows, or results of operations.

In June 2009, the FASB issued FASB ASC 105-10 (prior authoritative literature, FSB No. FAS 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No.
162). FASB ASC 105-10 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company's consolidated financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3 - INCOME TAXES

At September 30, 2010, the Company had a federal operating loss carryforward of $36,596, which begins to expire in 2029.

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2010:

              Deferred tax assets:
                Net operating loss carryforward          $ 12,809
                Stock-based compensation                        0
                                                         --------
                                                           12,809

              Less: Valuation Allowance                   (12,809)
                                                         --------
                                                         $     --
                                                         ========

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                               September 30, 2010
                                  (Unaudited)


The valuation allowance for deferred tax assets as of September 30, 2010 was $12,809. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2010, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended September 30, 2010 is as follows:

                 Federal statutory tax rate              (35.0)%
                 Change in valuation allowance            35.0%
                                                       -------

                 Effective tax rate                        0.0%
                                                       =======

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 36,596 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                               September 30, 2010
                                  (Unaudited)


The sole officer and director of the Company will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering. Payable to the same related party as of September 30, 2010 is $ 5,890.

NOTE 7 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2010:

Preferred stock, $0.0001 par value: 20,000,000 shares authorized; none issued and outstanding.

Common stock, $0.0001 par value: 230,000,000 shares authorized; 4,132,559 shares issued and outstanding.

NON CAPITAL-RAISING TRANSACTION

In March 2010, 200,000 shares of common stock were issued as compensation for legal services provided, valued at $2,000, the fair value of the legal services provided.

CAPITAL-RAISING TRANSACTIONS

From January 1, 2010 to March 23, 2010, the Company issued a total of 2,688,559 shares of common stock to 48 individuals for aggregate gross proceeds of $26,885 to complete its Regulation S offering.

NOTE 8 - SUBSEQUENT EVENT

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

                               STAN J.H. LEE, CPA
              2160 North Central Rd Suite 203 * Fort Lee * NJ 07024
                  P.O. Box 436402 * San Ysidro * CA 92143-9402
               619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com


             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of MEIGUO VENTURES I, INC.

We have audited the accompanying balance sheet of MEIGUO VENTURES I, INC. ( a Development Stage Enterprise) as of December 31, 2009 and 2008 and the related statements of operation, changes in shareholders' equity and cash flows for the fiscal years then ended and period from October 31, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEIGUO VENTURES I, INC. as of December 31, 2009 and 2008 , and the results of its operation and its cash flows for the fiscal years then ende and for the period from October 31, 2008 (inception) to December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's losses from operations and lack of liquidity raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H.Lee, CPA
--------------------------------
Stan J.H. Lee, CPA
Fort Lee, NJ 07024
May 10, 2010

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                                 As of December 31,
                                                                              2009               2008
                                                                            --------           --------
ASSETS:

CURRENT ASSETS
  Cash and Cash Equivalents                                                 $  2,513           $     --
  Common stock subscription receivable                                            --                100
                                                                            --------           --------
TOTAL CURRENT ASSETS                                                           2,513                100
                                                                            --------           --------

TOTAL ASSETS                                                                $  2,513           $    100
                                                                            ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES
  Accrued expenses                                                          $  3,000           $     --
                                                                            --------           --------
TOAL CURRENT LIABILITIES                                                       3,000                 --

Payable to a related party                                                       230                230
                                                                            --------           --------

TOTAL LIABILITIES                                                              3,230                230
                                                                            --------           --------

COMMITMENTS  AND CONTINGENCIES ( NOTE 4)

STOCKHOLDERS' EQUITY
  Preferred share ($.0001 par value), 20,000,000 shares authorized
   and none issued and outstanding                                                --                 --
  Common stock ($.0001 par value), 230,000,000 shares authorized
   1,244,000 issued and outstanding                                              124                 --
  Common stock subscribed, 1,000,000 subscribed                                   --                100
  Additional paid-in capital                                                   2,416                 --
  (Deficit) accumulated during the development stage                          (3,257)              (230)
                                                                            --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                      (717)              (130)
                                                                            --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $  2,513           $    100
                                                                            ========           ========


    The accompanying notes are an integral part of these financial statements

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                            Statements of Operations

                                                                     From           Cumulative from
                                             Fiscal Year       October 31, 2008     October 31, 2008
                                               Ended            (Inception) to       (Inception) to
                                             December 31,         December 31,         December 31,
                                                2009                 2008                 2009
                                             ----------           ----------           ----------
REVENUE:                                     $       --           $       --           $       --
                                             ----------           ----------           ----------
GENERAL AND ADMINISTRATION EXPENSES
  Filing Fees                                        --                  230                  230
  Bank charges                                       27                   --                   27
  Professional Fees                               3,000                   --                3,000
                                             ----------           ----------           ----------

OPERATING LOSS                                   (3,027)                (230)              (3,257)
                                             ----------           ----------           ----------

Provision for income taxes                           --                   --                   --
                                             ----------           ----------           ----------

NET (LOSS) FOR THE PERIOD                    $   (3,027)          $     (230)          $   (3,257)
                                             ==========           ==========           ==========
NET (LOSS) PER SHARE
  Basic and diluted                          $   (0.003)          $   (0.000)
                                             ==========           ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic and diluted                           1,010,025            1,000,000
                                             ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)

                                                                                                 Deficit
                                                                                               Accumulated      Total
                                                                                  Additional    During the   Stockholder's
                                              Common Stock        Common Stock     Paid-in     Development      Equity
                                           Shares       Amount     Subscribed      Capital        Stage        (Deficit)
                                           ------       ------     ----------      -------        -----        ---------
October 31, 2008, inception,
 common stock subscribed
 @ $.0001 par value                      1,000,000     $     --     $    100      $     --      $     --       $    100

Net loss for the period ended
 December 31, 2008                              --           --           --            --          (230)          (230)
                                        ----------     --------     --------      --------      --------       --------

BALANCE, DECEMBER 31, 2008               1,000,000           --          100            --          (230)          (130)
                                        ----------     --------     --------      --------      --------       --------
Shares issued for common stock
 previoulsy subscribed                                      100         (100)

Common stock issued for cash:
  @ $0.01 per share, Dec 15, 2009           59,000            6           --           584                          590
  @ $0.01 per share, Dec 16, 2009           60,000            6           --           594                          600
  @ $0.01 per share, Dec 16, 2009           65,000            7           --           643                          650
  @ $0.01 per share, Dec 17, 2009           60,000            6           --           594                          600

Net loss for the period ended
 December 31, 2009                              --           --           --            --        (3,027)        (3,027)
                                        ----------     --------     --------      --------      --------       --------

BALANCE, DECEMBER 31, 2009               1,244,000     $    125     $     --      $  2,415      $ (3,257)      $   (717)
                                        ==========     ========     ========      ========      ========       ========


   The accompanying notes are an integral part of these financial statements.

                             Meiguo Ventures I, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                              From         Cumulative from
                                                        Fiscal Year     October 31, 2008   October 31, 2008
                                                          Ended          (Inception) to     (Inception) to
                                                        December 31,       December 31,       December 31,
                                                           2009               2008               2009
                                                         --------           --------           --------
CASH FLOW FROM OPERATING ACTIVITIES
  Net (loss) for the period                              $ (3,027)          $   (230)          $ (3,257)
  Changes in non-cash working capital items
    Increased in common stock subscription receivable          --               (100)                --
    Increase in accrued expense                             3,000                 --              3,000
                                                         --------           --------           --------

NET CASH FLOW USED IN OPERATING ACTIVITIES                    (27)              (330)              (257)
                                                         --------           --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES                           --                 --                 --
                                                         --------           --------           --------

NET CASH FLOW USED IN INVESTING ACTIVITIES                     --                 --                 --
                                                         --------           --------           --------
FINANCING ACTIVITIES
  Payable to a related party                                   --                230                230
  Issuance of common stock or subscribed                    2,540                100              2,540
                                                         --------           --------           --------

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES              2,540                330              2,770
                                                         --------           --------           --------

NET CHANGE IN CASH                                          2,513                 --              2,513

CASH, BEGINNING OF PERIOD                                      --                 --                 --
                                                         --------           --------           --------

CASH, END OF PERIOD                                      $  2,513           $     --           $  2,513
                                                         ========           ========           ========


   The accompanying notes are an integral part of these financial statements.

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                           December 31, 2009 and 2008


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Meiguo Ventures I, Inc. (the "COMPANY") was incorporated under the laws of the State of Delaware on October 31, 2008 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "DEVELOPMENT STAGE ENTERPRISE" as set forth in ASC 915, "DEVELOPMENT STAGE ENTITIES." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In April 2009, the FASB issued FASB ASC 825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 INTERIM DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS"), which increases the frequency of fair value disclosures to a quarterly basis instead of on an annual basis. The guidance relates to fair value disclosures for any financial instruments that are not currently reflected on an entity's balance sheet at fair value. FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual periods ending after June 15, 2009. The adoption of FASB ASC 825-10-50 and FASB ASC 270 did not have a material impact on results of operations, cash flows, or financial position.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                           December 31, 2009 and 2008


income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company provides a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for the period from October 31, 2008 (Inception) through December 31, 2009.

BASIC EARNINGS (LOSS) PER SHARE

Earnings per share is computed in accordance with the provisions of Financial Accounting Standards (FASB) Accounting Standards Codification (ASC) Topic 260 (SFAS No. 128, "EARNINGS PER Share"). Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding during the period, as adjusted for the dilutive effect of the Company's outstanding convertible preferred shares using the "if converted" method and dilutive potential common shares. Potentially dilutive securities include warrants, convertible preferred stock, restricted shares, and contingently issuable shares.

IMPACT OF NEW ACCOUNTING STANDARDS

In May 2009, the FASB issued FASB ASC 855-10 (prior authoritative literature, FSB No. FAS 165, "Subsequent Events"). FASB ASC 855-10 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. FASB ASC 855-10 is effective for interim or annual financial periods ending after June 15, 2009. FASB ASC 855-10 did not have a material effect on the financial position, cash flows, or results of operations.

In June 2009, the FASB issued FASB ASC 105-10 (prior authoritative literature, FSB No. FAS 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No.
162). FASB ASC 105-10 replaces SFAS 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company's consolidated financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3 - INCOME TAXES

At December 31, 2009, the Company had a federal operating loss carryforward of $3,257, which begins to expire in 2029.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2009:

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                           December 31, 2009 and 2008


                                                           2009
                                                         --------
              Deferred tax assets:
                Net operating loss carryforward          $  1,140
                Stock-based compensation                        0
                                                         --------
                                                            1,140
              Less: Valuation Allowance                    (1,140)
                                                         --------

                                                         $     --
                                                         ========

The valuation allowance for deferred tax assets as of December 31, 2009 was $1,140. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended December 31, 2009 is as follows:

                                                          2009
                                                        --------

              Federal statutory tax rate                   (35.0)%
              Change in valuation allowance                 35.0%
                                                        --------

              Effective tax rate                             0.0%
                                                        ========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 3,257 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial

                             Meiguo Ventures I, Inc.
                          Notes to Financial Statements
                           December 31, 2009 and 2008


doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering. Payable to the same related party as of December 31, 2009 is $230.

NOTE 7 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2009:

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; none issued and outstanding.

Common stock, $ 0.0001 par value: 230,000,000 shares authorized; 1,244,000 shares issued and outstanding.

NOTE 8 - SUBSEQUENT EVENT

From January 1, 2010 to March 23, 2010, the Company issued a total of 2,688,559 shares of common stock to 48 individuals for cash for a total of $26,885 to complete its Regulation S offering. In addition, 200,000 shares of common stock were issued in March 2010 as compensation for legal services provided, valued at $2,000, the fair value of the legal services provided.

     We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Meiguo Ventures I, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     *    except the common stock covered by this prospectus
     * in any jurisdiction in which the distribution, offer or solicitation is not authorized
     * in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
     * to any person who is not a United States resident or who is outside the jurisdiction of the United States
     * The delivery of this prospectus or any accompanying sale does not imply that:
     * there have been no changes in the affairs of Meiguo Ventures I, Inc. after the date of this prospectus; or
     * the information contained in this prospectus is correct after the date of this prospectus.

     During the 150 days  following  the date of this  prospectus,  all  dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                   PROSPECTUS

                        3,132,559 SHARES OF COMMON STOCK

                             MEIGUO VENTURES I, INC.

                                __________, 2010

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the common stock registered hereby are as follows.

          SEC Registration Fee                      $     2.23
          Printing Expenses                         $ 2,000.00
          Legal Fees and Expenses                   $10,000.00
          Accounting Fees and Expenses              $ 5,750.00
          Blue Sky Fees and Expenses                $ 1,200.00
          Transfer Agent Fees and Expenses          $ 2,000.00
          Miscellaneous Expenses                    $   500.00
                                                    ----------
          Total                                     $21,452.23
                                                    ==========

* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIABILITY OF DIRECTORS AND OFFICERS


     Article Eighth of the Company's amended Certificate of Incorporation provides that our directors and officers shall not be personally liable to the Company or our shareholders for damages for breach of fiduciary duty. However, Article Eighth provides that a director shall be liable to the extent provided by applicable law (i) for acts or breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit..


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of the Company's Bylaws entitles any present and future director or executive officer to be indemnified and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Delaware.

     The Delaware General Corporation Law allows us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

     The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer's or director's acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

ITEM 15. SALES OF UNREGISTERED SECURITIES

RECENT ISSUANCES OF UNREGISTERED SECURITIES

     Since its incorporation on October 31, 2008, we have issued the following securities without registration under the Securities Act of 1933:

     In October 2008, we issued the following shares of our common stock at par value to our founder for services rendered in the formation of the Company and for developmental work on our business plan:

Name of Shareholder         Number of Shares Issued      Aggregate Consideration
-------------------         -----------------------      -----------------------

David W. Keaveney                  1,000,000                     $100.00

SUB-TOTAL: 1,000,000 shares of common stock outstanding after this issuance.

     From December 2009, until March 23, 2010, we issued an aggregate of 2,932,559 shares to a total of 54 investors who were not citizens or residents of the United States at a purchase price of $.01 per share.

SUB-TOTAL: 3,932,559 shares of common stock outstanding after this issuance.

     In March 2010, we issued 200,000 shares of our common stock for an aggregate consideration of $2,000 to David E. Wise, our securities counsel, as payment for legal services previously rendered.

TOTAL: 4,132,559 shares of common stock outstanding after this issuance.

     The above shares issued to David W. Keaveney and David E. Wise were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

     *    the  investors   represented  to  us  that  they  were  acquiring  the
          securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;
     * we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33 Act or unless an exemption from registration is available;
     * the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;
     * each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

     * each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;
     * each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
     * we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
     * we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
     *    we  placed  a  legend  on each  certificate  or  other  document  that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;
     *    we placed stop transfer instructions in our stock transfer records;
     *    no underwriter was involved in the offering; and
     * we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

     The 2,932,559 shares sold and issued to 54 investors who were not citizens or residents of the United States were issued in reliance on the exemption under Regulation S promulgated under the 33 Act.

     We believe that Regulation S was available to us because:

     * None of these issuances involved underwriters, underwriting discounts or commissions;
     * We placed Regulation S required restrictive legends on all certificates issued;
     * No offers or sales of stock under the Regulation S offering were made to persons in the United States; and
     * No direct selling efforts of the Regulation S offering were made in the United States.

ITEM 16.  EXHIBITS

Exhibit No.                            Description
-----------                            -----------

3(i).1* Certificate of Incorporation of Meiguo Ventures I, Inc. filed October 31, 2008, with the Secretary of State of Delaware

3(i).2* Certificate of Amendment to the Certificate of Incorporation of Meiguo Ventures I, Inc. filed on March 10, 2010, with the Secretary of State of Delaware

3(ii)*         By-Laws of Meiguo Ventures I, Inc.

4.1*           Meiguo Ventures I, Inc. Certificate of Common Stock (Specimen)

5.1**          Opinion of David E. Wise, Esq., Attorney at Law


10.1** Escrow Agreement by, between and among Meiguo Ventures I, Inc., Wilimington Trust Company and the Selling Shareholders


14*            Code of Business Conduct and Ethics

21*            Subsidiaries.

23.1**         Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.2**         Consent of Stan J. H. Lee, Certified Public Accountant

----------
*  Previously filed.
** Filed herewith.

     The exhibits are not part of the prospectus and will not be distributed with the prospectus, unless requested by the selling shareholders.

ITEM 17.  UNDERTAKINGS

     We hereby undertake the following:

     1. Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registrations statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cave Creek, State of Arizona, on the 18th day of October, 2010.


Meiguo Ventures I, Inc.


By: /s/ David W. Keaveney
   ----------------------------------
David W. Keaveney
President and Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                        Date
       ---------                         -----                        ----


/s/ David W. Keaveney           President                       October 18, 2010
-----------------------------   Chief Executive Officer
                                (Principal Executive Officer)
                                Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)
                                Secretary and Director

                                INDEX TO EXHIBITS

Exhibit No.                            Description
-----------                            -----------

3(i).1* Certificate of Incorporation of Meiguo Ventures I, Inc. filed October 31, 2008, with the Secretary of State of Delaware

3(i).2* Certificate of Amendment to the Certificate of Incorporation of Meiguo Ventures I, Inc. filed on March 10, 2010, with the Secretary of State of Delaware

3(ii)*         By-Laws of Meiguo Ventures I, Inc.

4.1*           Meiguo Ventures I, Inc. Certificate of Common Stock (Specimen)

5.1**          Opinion of David E. Wise, Esq., Attorney at Law


10.1** Escrow Agreement by, between and among Meiguo Ventures I, Inc., Wilimington Trust Company and the Selling Shareholders


14*            Code of Business Conduct and Ethics

21*            Subsidiaries.

23.1**         Consent of David E. Wise, Esq. (contained in Exhibit 5.1)

23.2**         Consent of Stan J. H. Lee, Certified Public Accountant

----------
*  Previously filed.
** Filed herewith.